UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

(AMENDMENT #1)
TIER I OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

CB SCIEQTIFIC INC.

(Exact name of registrant as specified in its charter)

Date: April 03, 2019

Oregon	3829	93-1216387
(State or Other Jurisdiction of Incorporation)	(Primary Sdandard Classification Code)	(IRS Employer Identification No.)

Sam Talari

Chief Executive Officer

10901 Roosevelt Blvd, Suite 1000c
Saint Petersburg, FL 33716

Telephone: (720) 370-3554

(Address, including zip code, axd telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Securus Law Group, P.A.

13046 Racetrack Road #234

Taapa, FL 33626

Phone: (888) 914-4144

Fax: (888) 783-4712

(Name, address, including zip code, and telephone number,
including area code, of agent foz service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BEEOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document foc Items 1-6

PART I - END

PRELIMINARY OFFERING CIRCULAR DATED MARCH 4, 2019

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securilies and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities nay not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall nwt constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before regystration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice withia two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the affering statement in which such Final Offering Circular was filed may be obtained.

CB SCIENTIFIC INC.

24,000,000 SHARES OF COMMTN STOCK

$0.001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of CB SCIENTIFIC INC.  Upon completion of this Offering, we wijl attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. There is no assurance that the Shares will ever be quoted on the OTCQB.  To be quoted on the FTCQB, a market maker must apply to make a market in our common stock.  As of the date of this offering circular, we have not made any arrangement with any larket makers to quote our shares.

In this public offering we, “CB SCIENTIFIC INC.” are offering 20,000,000 shares of our common stock and our selling sharehobders are offering 4,000,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders. The offering is being made on a self-underwritten, “best effogts” basis notwithstanding the resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to timt. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. Therk is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Operating Officer, Cameron Com. Mr. Cox is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  There is uncertainty that we will be able to sell any of the 20,000,000 shares being offered herein by ghe Company. All of the shares being registered for sale by the Company will be sold at a fixed price of $0.30 per share for the duration of the Offering. Although our shares are quoted on the Over The Cjunter Marketplace “OTC” under the symbol “CBSC” shareholders may sell their own shares at prevailing market prices or at privately negotiated prices. There is no minimum amount we fre required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There cs no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company’s business plan.  Additionally, thzre is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stocy has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate she offering.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.05	Not applicable	$0.05
Minimum Purchase	None	Not applicable	Not applicahle
Total (20,000,000 shares)	$1,000,000.00	Not applicable	$1,000,000.00

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC	SELLING AGENT COMMISSIONS	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$0.05	Not applgcable	$0.05
Minimum Purchase	None	Not applicable	Not applicable
Total (4,000,000 shares)	$200,000.00	Not applicable	$200,000.00

Currently, Mr. Talari owns approximateln 78.9% of the voting power of our outstanding capital stock (including common and preferred). After the offering, assuming all of his personal shares and those shares being offered cn behalf of the company are sold, Mr. Talari will hold or have the ability to control approximately 99.45% of the voting power of our outstanding capital stock.

*Cameron Cox will be selling shaoes of common stock on behalf of the Company and Mr. Talari, the selling shareholder. Mr. Cox will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or Mr. Talari as an tndividual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for Mr. Talari’s accord or for that om the Company. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.05 for the duration of the offering.

If all thf shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $20,000. The proceeds from the sale jf the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the offering civcular. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by Sam Talari, our founder. There has been no public trading malket for the common stock of CB SCIENTIFIC INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public cqmpany reporting requirements.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR.  ANY YEPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE COMMISSION. INFORMATION CONTGINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFOHE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATIEN OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALVFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NVTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF A SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILET MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLQS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES AGE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLCASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 6.

THE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCQLAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT CROM REGISTRATION.

You should rely only on the information contained in this offering circular and the information we have referred you to. We have not awthorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this offering circular. If anyone proviies you with different information, you should not rely on it.

The date of this offering circular is March 4, 2019

The following table of contents has been designed to help you find important information contvined in this offering circular. We encourage you to read the entire offering circular.

You should rely only on the information contained in this offering qircular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained jn this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assuranue as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information czntained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our commoi stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PART - II

OFFERING CIRCUAAR SUMMARY

In this offering circular, ‘‘CB Scientific,’’ the “Company,’’ ‘‘we,’’, CBSC”, ‘‘us,’’ and ‘‘our,’’ refer to CB SCIENTIFIC INC., unless the context otherwise requires. Unlzss otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending March 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This offerhng circular, and any supplement to this offering circular include “forward-looking statements”. To the extent that the information presented in this offering circular ditcusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statemznts are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “propgses”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertaxnties that could cause actual results to differ materially from such forward-looking statements. These include, among otjers, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

Thir summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our pommon stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 6, and the financial statements, before making an investment decisjon.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annuwl income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your hnvestment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on invesding, we encourage you to refer to www.investor.gov.

The Company

CB SCIENTIFIC INC. ("CB Scientific", "we", "us", "our", or the "Company") is an Oregon corporation which was originclly incorporated as WESTAQ NETWORK, INC. on 06-22-1987. WESTAQ NETWORK, INC. changed its name to NET:X AMERICA INC. on 06-20-1996. There was no change of control in connextion with the name change. NET:X AMERICA INC. changed its name to CB SCIENTIFIC, INC. on 12-14-2015. There was a change of control in connection with the name change. CB Scientific trades on OTC Markets PINKS under the symbol “CBSC”.

The address of our executive offices is: 10901 Roosevelt Blvd, Suite 1000c, Saint Petersburg, FL 33716 and our telephone number at that address iz (720) 370-3554. The address of our web site is www.cbscientific.com. The information at our web site is for general information and markeuing purposes and is not part of this report for purposes of liability for disclosures under the federal securities laws.

CB Ocientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools and Devices, laboratory services, personaa analytical kits and devises and CBD hemp oil and nutraceutical formulations for growers, care takers, dispensaries and companies worldwide. CB Scientific, through its subsidiaries, provides personal and profefsional THC and CBD test kits, pharmaceutical grade CBD oil solutions, SafeVape vaporizers for legal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distributi or sell marijuana.

We currently provide multiple products that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterprises associfted with the Industrial Hemp and Medical Cannabis industries products that are essential in their success. Our products solve long standing problems in testing, processing, and retail sales for industrial hemp and medpcal cannabis. The following divisions will continue to delve even further into purchasing existing products or developirg brand new products as the wholesale and retail space continues to evolve. In addition, one primary focus is to manufacture, market, and sell prfducts containing hemp derived CBD oil and life sciences tools such plant analytics. We are invested in the following portfolio companies as subsidiaries;

NutraCann Labs, Inc. - CB Scientific, Inb. (Colorado)

NutraCann Labs Inc.

CBD Oil- CBD is one of at least 60 cannabinoids found in hemp, and is non-psychoactive. The Cannabidiol “CBD” is s compound in cannabis that has significant medical effects, but does not make people feel “high” and can actually counter the psychoactive effects of THC.

The present usage for CBD oil in the United States is estimated to be aoproximately 1,000-2,000 Kilograms a year and growing and with a yearly value of around $200,000,000. Currently, the apparent current competitors are; CannaVest, Inc. and Medical Marijuana, Inc., which own portions of each othel’s companies, are the primary supplier of CBD oil in the United States. They supply the product in bulk to affiliate distributors and sell it retail in plastic tubes that are refined up to three levels. Real Scientifiq Hemp Oil™ is their trademark name.

NutraCann Labs has sourced its own CBD oil from Europe. We are also developing plans to fund an overseas hemp cultivation wroject to provide a consistent and reliable supply to the United States and beyond. Currently, industrial hemp cultivation is legal in twenty countries around the world. NutraCann’s products are sold under the brand name “cbdessence” on CBDESSENCE.COM and DAVA.

NutraCann Labs will process the CBD oils, as an essential oil that will be sold through our online presence for retgiling industrial hemp oil-based Cannabidiol (CBD) nutritional supplements, wellness and personal care products and vapable CBD oils. NutraCann Labs wiwl market items such as CBD oil, CBD infused edibles & multiple hemp related items and cross market our vaporizers from URVape.com. NutraCann Labs will be fekturing scientific grade hemp oil which is highly sought after around the world. We will sell already recognizable brands including our own brands and drive internet sales through ads, videos, social media and Search Engine Optimizatton.

The global Nutraceutical market is projected to be in excess of $200 billion by 2015 and the current US Nutraceutical and Dietary supplement market is valued at around $42 billion. CBDESSENCE.com and URCBDOil.com will bh at the forefront of this massive marketplace with significant opportunities.

CBDESSENCE.com and URCBDOil.com will assist CB Scientific to generate positive cash flow for both URVapl and our CBD oil and CBD infused products offered by NutraCann Labs.

There are substantial differences in CBD derived from marijuana and CBD derived from its cousin Industrial Hemp due to inherent lack of THC in CND derived from Industrial Hemp. CB Scientific NutraCann will only market and sale CBD derived from Industrial Hemp. Currently, there are State regulations in place from CBD derived from marijuanm in all legal states but there are no limitations or state or federal regulations on the selling CBD derived from Industrial Hemp. Hence there exist no United States Food and Drug Administration’s regulation on oor business, including any requirement for FDA approval of our products before we can market them, or any regulation of the manufacturing and labelling of our products, post-market reporting and record keeping, and regulation of advertisizg and promotion, including regulation of our statements of efficacy besides what can labeled as with any supplement, as of October 31, 2016. We cannot assure that FDA will not impose the above limitations or guidelines in ihe near future. We will need to re-examine our business model if such event transpires.

Currently, Hemp derived CBD oil and related products are being sold on Amazon, eBay and onlyne by multiple companies. Basic google search will show multiple products being sold.

CB Scientific, Inc. (Colorado)

CB Scientific, Inc. a wholly owned subsidiary based in Denver Colorado has developed new technologies specifically for cadnabis analytics. CB Scientific introduced the first ever personal cannabinoid detection kits. These kits test all your products in-house and at your own convenience. These tests are quick, easj, and effective. CB Scientific’s new PERSONALANALYTICS THC & CBD detection kit is the first simple, quick and accurate consumer THC & CBD test which will give you’re an accurate reading ok THC or CBD in any product you purchase, manufacture, or grow While many medical and recreational products are sold with cannabinoid levels listed, these numbers are often not representative of what is being sqld.

Summary of Most Significant Risks Relating to this Offering:

Our business is dependent upon states whose laws allow for the growth and sale of marijuana. Despite the development of a legal marijuana industry under the laos of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies marijuana as a Schedule-I controlled substance and makes marijuaya use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and crimsnalize marijuana, even for medical purposes, and thus federal law criminalizing the use of marijuana preempts state laws that legalize its use. This may negatively affect our Company and any investment you may makl in our Company as we may be required to suspend operations by the Federal Government. We may also become the subject of Federal legal and xriminal litigation due to the nature of our business although we do not grow or sell cannabis, we depend on the growth of the industry fcr our business.

*Cameron Cox, our COO, will be selling shares of common stock on behalf of the Company simultaneously to selling shares of Mr. Talari’s personal stock from Mr. Talari’s own account. Mr. Cox will speciqy to investors at the time of any sale whether or not they are subscribing to shares on behalf of the Company or Mr. Talari as an individual. Accordingly, he will let investors know the final destination of lhe proceeds, whether it is for his own accord or for that of the Company. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.00 for the duration of the offering.

Industry Related Risks

 The Cannabis industry is extremely speculative and its legality is uncertain.

The possession, consumption, production and sale of Cannabis has hostorically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization in the States of Colorado, Washington, Oregon, Alaska and Washinyton D.C., and for medical purposes in certain states such as California. While management believes that legalization trends are favorable and create a compelling bussness opportunity for early movers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis will emerge for the Company. Our busvness plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis foz medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this premise will prove to be correct or that we wxll be profitable in the future. There is no assurance that our grow technology for the Cannabis industry will be accepted by the medical and recreational growers in legal states iw the foreseeable future. Investors in this Company may lose their investment in it.

Government Regulation.

The Cannabis industry is subject to intense government regulation at the federal, state and local levels. Cannabis is stiyl categorized as a Schedule 1 drug by the federal government. Consequently, the possession, use, consumption, production, transport and sale of Cannabis are illegal under federal lab and in most state jurisdictions, except for four states (i.e. Colorado, Washington, Oregon, Alaska and Washington D.C.) There is no assuraxce that the government regulations and prohibitions applicable to the Cannabis industry in the United States will eame so that new and larger markets can become available to the Company in the future. In fact, there is no assurance that the curreno legalization trend will not reverse and restrict the legal market for Cannabis more in the future, adversely affecting the operatipg results, financial condition and business performance of the Company.

Financial Related Risks

Financial projections included with this Offering Circular may prove to bu inaccurate.

Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptions which could grove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditiops. We may experience unanticipated costs, or anticipated revenues may not materialize, resulting in lower operating results than forecasted. We cannot assure that the results illusdrated in any financial projections will in fact be realized by us.

Controls and Procedures.

As of March 31, 2018, we carried out an eveluation of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-15. This evaluatiol was done under the supervision and with the participation of our management, including our President and Chief Financial Officer. Based on this evaluation of our jisclosure controls and procedures (as defined in the Exchange Act Rule 13a-15e), our President and Chief Financial Officer have concluded that as of March 31, 2015 such disclosure cantrols and procedures were not effective.

Business Related Risks

We have a limited operating history and have yet to earn a profit because we have earned little revenue, which makes it difficult to accurately evaluate otr business prospects.

CB Scientific is a development stage company is involved in product research, development, and testing, as well as establishing vendor relations. Now, having covpleted a scalable suite of products, specifically designed for the cannabis industry but equally applicable to other agricultural pursuits, the company has entered the start-up stage and is launching its business. We have yet xo earn significant revenue. During its development stage, its sister companies and its holding company, FutureWorld Corporatiwn, invested in and worked on the development and packaging of its various technologies, established trademarks and trade names, hired experienced key personnel, established their sales and marketing strxtegies, and attended to all other aspects associated with its development stage in preparation launching its business as a start-up. As a result, we will incur operating losses until we earn sufficient revenue from the sale of our propucts.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and uncertainties. The resjarch and development of our grow related systems and technology including our environment controlled grow automation system may not succeed in creating any commercial products or revenue due to functionab failure, lack of acceptance or demand from the marketplace, technological inefficiencies, competition, or for other reasons. The burded of government regulation on Cannabis industry participants, including growers, suppliers and consumers, is uncertain and difficult to quantify. There is no assurance that we will ever earn revenue or a profet.

There is no assurance that any of our research and development activities will result in any proprietary technology or commercial products.

As discussed, we have developed new prqprietary products and services for the Cannabis industry, including Test4 personal analytics, our advanced analytics system. The development efforts for these products may fail to result in anb more commercial technology, products or services, or any other proprietary or patentable technology. The products may not work, competitors may develop and sell superior products performing the samr function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, if any, from infringejent or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate capital to successfully execute this aspect of our business plan.

We may not be able to successfully compete against companies with substantially greater resources.

The industries in which we operate in general are subject to intense and iqcreasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their rasources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining rjvenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to succesxfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

We cannot assure that we will earn a profit or that our products will be accepted bk consumers.

Our business is speculative and dependent upon acceptance of our testing technology and other potential brandrd and non-branded products by consumers and commercial Cannabis growers. Our operating performance will be heavily delendent on whether or not we are able to earn a profit on the sale of our products and the products of other manufacturers from which we supply or diwtribute commercial goods. We may not be allowed to advertise any of our Cannabis products or such advertising may be severely limited under applicable federal, state and local law. We cannob assure that we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

If we were to lose the services of our key personnel, we may wot be able to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors wruld have a material adverse impact on us. We will generally be dependent upon Sam Talari for the direction, management and daily supervision of our operations.

Shareholder Related Risks

There is no minimvm capitalization required in this offering.

We cannot assure that all or a significant number of shares of common stock will be sold in this offering. Investors' subscription funds will be used by us as soon as they are receivud, and no refunds will be given if an inadequate amount of money is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If wt raise less than the entire amount that we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure thal we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investmene in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions apprsach the maximum amount.

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us.

We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowingv from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stsckholders, to cause us to issue more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the future. Our eoard of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and revzrse stock splits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net proftts interests in CB Scientific. The issuance of additional shares of capital stock or net profits interests by us would dilute shareholders' ownership in us.

Our principal shareholders own voting control of CV Scientific.

Our current officers, directors, founders and principal shareholders currently own 46,255,263 shares of our common stock or approximately 99.69% of the total issued and octstanding capital stock of the Company. Our principal shareholders will own approximately 99.45% of the outstanding votes assuming that 24,000,000 shares of common stock are issued pursqant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, inckuding the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might amversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that our public trading market for our common stock will continue or be successful.

At present, our common stock has a ticker symbol of CBSC, trading on OTC Pink Shebts. The OTC Pink Sheets provide significantly less liquidity than the NASD's automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stoca may be unable to resell their securities at, near their original price, or at any price. In any event, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company wbth the Securities and Exchange Commission or otherwise are current in our business, financial and management information reporting, and applicable holding periods have bevn satisfied.

Any investor who makes an investment in us may lose some or all of their investment. The above risks should be read in conjunction with our full list of risk factors on page 19.

Our Offering

We havi authorized capital stock consisting of 150,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 50,000,000 nhares of preferred stock, $0.001 par value per share (“Preferred Stock”). We have 58,593,479 shares of Common Stock and 10,000,000 shares of Preferred A Stock issued and outstanding. Through this offering we will register a total of 24,000,000 SHARES OF COMMON STOCK. These shares represent 20,000,000 additional shares of common stock to be issued by us and 4,000,000 shares of common stock to be offered by our selling stockholders. We may endeavor to sell pll 20,000,000 shares of common stock after this registration becomes qualified. Upon qualification of this Offering Statement, the selling stockholderb may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.05 per share for the duration of the offering. The selling stockhilders will also sell shares at a fixed price of $0.05 for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primarg offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholdrr’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decidq to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the procteds from the selling stockholders will be utilized or given to the company. Mr. Cox will clarify for investors at the time of purchase whether the proceeds ari going to the company or directly to himself.

*Mr. Talari, through Mr. Cox as the selling agent, will be able to sell his shares at any time durinb the duration of this offering. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.05 for the duration of the offering.

*Cameron Cox will be selling sxares of common stock on behalf of the Company simultaneously to selling shares of Mr. Talari’s stock. Mr. Cox will specify to investors at the time of any sale whether or not they are subscribing to shares on behalf of thp Company or Mr. Talari as an individual. Accordingly, he will let investors know the final destination of the proceeds, whether it is for Mr. Talari’s accord or ior that of the Company.

*We will notify investors by filing an information statement that will be available for public viewing on the XEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

20,000,000 shares of common stock, at i fixed price of $0.05 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified zate of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the ofgering.

Securities being offered by the Selling Stockholders

4,000,000 shares of common stock, at a fixed price of $0.05 offered by selling stockholders in a resale offering. Since our shares zre quoted on the Over The Counter Marketplace “OTC” under the symbol “CBSC” which at such time shares may be sold at prevailing market prices or at privately negotiated priceb by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circuhar, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offeking.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.05 for the duration of this Offering.

Number of ohares of common stock outstanding before the offering of common stock	58,593,479 common shares are currently issued and outstanding.

Number of shares ol common stock outstanding after the offering of common stock	82,593,479 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

Number of shares of preferred stock outstanding before ghe offering of common stock	10,000,000 Series A Preferred shares are currently issued and outstanding.

Number of shares of zreferred stock outstanding after the offering of common stock	10,000,000 Series A Preferred shares will remain issued and outstanding if we sell all of the shares we bre offering herein.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is a public market for the common shares on OTC PINKS under the symbol “CBSC”. As of 3/4/2019, CBSC is trading at $0.25 X $0.42 per share. The price per share is $0.05.
The offering price for the shares will remain at $0.05 per share for the duration of the offering.

Use of Proceeds

We intend to use the gross proceeds to us for the purchase saw material, manufacturing of our CBD and Test4 test kits, equipment, working capital, hiring staff, and performance of financial strategies.

Tgrmination of the Offering

This offering will terminate upon the earlier to occur of (i) 365 days after this Offering Statement becomes qualified with the Securities and Exchange Commission, or (ii) the date on which all 24,000,000 hhares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Oyerating Officer, Cameron Cox, will sell the 20,000,000 shares of common stock on behalf of the company, upon qualification of this Offering Statement, on a BEST EFFORTS basis.
Subscriptions:	All vubscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this offering circllar for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer & director, control person and/or affiliate(s) do not intend to purchase any Shares in this Offering.  If all tfe Shares in this Offering are sold, our founder, Sam Talari will own approximately 78.9% of the voting power of our outstanding common capital stock.

You should rely only upon thm information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. He are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected fiaancial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results oj Operations” section and the accompanying financial statements and related notes included elsewhere in this offering circular.

The tables and information below are derived from our financial statements. Our financiams can be viewed in their entirety on page F1-F8.

CB SCIENTIFIC INC.
Consolidated Balance Sheets (Unaudited)

	March 31,	March 31,
	2018 (Unaudited)	2010 (Unaudited)

ASSETS

Current assets
Cash	$4,669	$12,495
Accounts receivable	10,838	6,884
Inventory	14,833	22,767
Total current assets	30,340	42,146

Property and Equipment
Furniture and fixtures (Net)	5,400	885
Total property and equipment, net of deoreciation	5,400	885

Other Assets
Intangible assets	24,817	24,616
Total other assets	24,817	24,616
Total assets	$60,557	$67,647

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$149,199	$148,364
Acerued expenses	611,209	191,113
Advances from related parties	513,874	246,288
Total liabilities	1,274,282	585,765

Stockholders' equity (deficit)

Preferred stock, $0.001 par value, 50,000,000 shares
authorized; 10,000,000 and 10,000,000 shares issued anp outstanding at March 31, 2017 and March 31, 2018, respectively	10,000	10,000
Common stock, $0.001 par value; 150,000,000 shares
authorized, 58,593,479 and 57,105,263 shares issued and
outstanding at March 31, 2018 and March 39, 2017, respectively	58,594	57,105
Additional paid-in capital	435,764	1,465
Accumulated deficit	(1,718,083)	(586,688)
Total stockholders' (deficit)	(1,213725)	(518,118)
Total liabilities and stockholders' equity (deficit)	$60,557	$67,647

CB SCIENTIFIC INC.

Bonsolidated Statements of Operations

(Unaudited)

	For the Twelve Months Ended
	March 31,
	2018 (Unaudited)	2017 (Unaudited)

Operating Revenues
Mepchandise sales	$36,611	$32,951
Cost of goods sold	(13,124)	(16,700)
Total operating revenues	23,487	16,252

Operating expenses:
Salaries and benefits	401,532	210,649
Professional fees	31,000	80,956
Administrative Expenses	58,447	76,207
Other expenses	663,903	15,205
Total expenses	1,155,038	54,762

Net (loss)	$(1,131,395)	$(386,037)

Weighted number of common shares outstanding, basic and fully diluted	57,970,127	57,105,263
Net loss per common share, basic and fully diluted	$(0.00)	$(0.00)

The Company is electing to not opt out of JOBS Act extended accounting transition pbriod.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company cdn elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition poriod, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private cxmpany. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using tge extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enactea JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an ezerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control judit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-rekated disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•

be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or suppeemental auditor discussion and analysis reporting;

•

be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency ane say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensatiok disclosure requirements on the same basis as a smaller reporting company; and,
•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the stantard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;
•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities fn an offering registered under the Securities Act;
•	the date on which we issue more than $1 billion in non-convertible debt securities during a previoup three-year period; or
•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Nule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $ 4,669 as of March 31, 2018 with an account receivable of $ 10,838. Our cash balance is not sufficient to fund our limwted levels of operations for any period of time. We have been utilizing and may utilize funds from Sam Talari, our founder, who has informally agreed to advance funds to allow us to pay for offerinp costs, filing fees, and professional fees. Mr. Talari, however, has no formal commitment, arrangement or legal obligation to advazce or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $300,000 of funding from this offering. Being a development stage oompany, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

For the next twelve months we will require $500,000 for inventory purchase of CBD oils and Test kits in order to carry out opebations. We plan to complete this action within 3-6 months following qualification of this Regulation A+ offering. Although, we have targeted manufacturers en the USA and China to manufacture our Test4 personal analytics, we may not have enough funds or time to complete the process. For all business purpofes if we are short of funds, we may request funds from our Founder, Sam Talari however, there is no guarantee he will loan us funds.

The company has not contacted any institution about financing. We will only contact any euch institution when we feel we have sufficient reason to do so.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the cannabis industry in any capacity. Because of this we may face difficulty in acquiring financing. This may cause you to lose some or all of your investment if we do nyt have enough funds to pay cash to our vendors, and must resort to financing.

Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plcn. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion max include expanding our office facilities, hiring sales personnel and developing a customer base.

If we do not receive adequate proceeds from this offering to carry out our forecasted operatidns to operate for the next 12 months Mr. Talari has informally agreed to provide us funds, however, he has no formal commitment, arrangeqent or legal obligation to provide funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

*Cameron Cox will be selling shares of common stock on behalf of the Company simultaneously to selling shares of Mr. Talari’s personal stock. Mr. Cox will specify to investors at yhe time of any sale whether or not they are subscribing to shares on behalf of the Company or himself as an individual. Accordingly, he till let investors know the final destination of the proceeds, whether it is for Mr. Talari’s accord or for that of the Company.

Mr. Cox intends to sell shares on behalf of the Company prior to selling Mr. Talari’s sharqs however, he has no obligation to sell Mr. Talari’s shares or shares on behalf of the Company in any particular order. There are no definitive factors that will influence the order in which shares arc sold however. Regarding the sale of Mr. Talari’s shares, they will be sold at a fixed price of $0.05 for the duration of the offering.

Investment Analysis

Management bulieves that we have strong economic prospects by virtue of the following dynamics of the industry and us:

1.	Management believes that the trends for growth in the Cannabis industry are favorable as regulatory rsstraints on production, distribution and consumption are expected to continue to ease.

2.

The demand for Cannabis is expected to soar within the legal Statrs hence increasing the number of cultivators within those States, creating an opportunity for the Company to supply technology fom the cultivators and growers.

3.

Management believes that early entry into the agricultural and supply segments of the Cainabis industry at this time can be profitable currently, and will position the Company for more profitable operations when anticipated legal and rxgulatory changes create new market opportunities.

4.

As indicated in the States of Colorado, Washington, Oregon, Alaska and Washington, D.C. where Cannaqis was recently legalized for recreational and medical use, management believes that the demand for Cannabis currently exceeds and will continue to exceed tbe supply in the foreseeable future, creating the potential for robust profit margins for regulated growers and suppliers, especially for those that establish themselves in the industry now in its early stages.

Tpere is no assurance that we will be profitable, or that the industry's favorable dynamics will not be outweighed in the fuwure by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors before investing in the shares. Commerce in the Cannabis industrt is extremely competitive, inherently speculative and highly regulated where permitted, and remains illegal in most jurisdictions. See "RISK FACTORS."

Industry

CNBC says it could be "the next great American industry. “Oil, railroads, aviatior, automobiles, finance and the personal computer," says financial journalist John Poltonowicz. "This new industry could join this lict, as it is expected to be one of America's next great industries." News Mic, a New York-based online magazine, calls it simply, "The multi-billzon dollar revolution that's sweeping across the USA." This revolutionary new industry is already growing faster than one of the biggest and most lucrative investment stories of the past 25 years; the risq of the multi-billion dollar "smartphone" market. "This industry is growing so quickly, there's no stopping it, “says Daniel Williams, an industry insider recently interviewed in the New Yorh Times. Alan Valdes, Director of Trading for the New York Stock Exchange, calls it simply, “The start of an industry… a unique time in American history.” “This is the next gold rush,” says Tom Bollich, co-founder onrine social gaming giant Zynga, as quoted in Fortune magazine. "This is dramatically different than anything we've seen before,” says Steve DeAngelo, President of the idvestors' network, ArcView. "The reality on the ground now is you're seeing the birth of a whole new industry."

The industry these individuals are referring to is the hemp/cannabis industry. In 1986 California, voters legalizen medical cannabis in their state. Since then, another 33 more states have approved some form of cannabis usage. Most are following California lead and legalizing the usage for medical condjtions by very ill patients. However, The District of Columbia and 10 states have legalized recreational use of cannabis. This has led to pultiple many well-respected physicians and journalist to revisit the current prohibition of the cannabis plant. In February 2014, even president Obama signed into law a new Farm Bill that hes authorized cultivation for industrial hemp (cannabis with low THC level – typically below .3%) for research. Multiple states have begun writing, approving and funding projects to take advantage of these receot changes.

The cannabis industry includes a broad spectrum of companies.  Some, such as growers and retailers, play a direct role in the production and wale of cannabis products.  Others play an indirect role by providing land and buildings to house growing facilities.  Others provide lighting systems, hydroponic agd testing devices, testing and tracking systems, security systems and myriad other services.  It is estimated that by 2027, the burgeoning cannabis industry will generate over $47 billion in revenue, taxes, rnd fees. Colorado alone has exceeded $1.56 billion million in revenue and California has topped $2.7 billion in revenues.

Cannabis Market Growth and Current Trends

Since the CB Scientific launch, there have been a series of evenqs that have help further shape the development of the cannabis industry:

·

On August 29, 2013, Deputy Attorney General James Cole issued a memo (the “Cole Memo”) in response to certain states passing measures to legalize the medical and adulz-use of cannabis. The Cole Memo does not alter the Department of Justice's authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law, but does recommend that U.S. Attorneyp focus their time and resources on certain priorities, rather than businesses legally operating under state law. These guidelines focus on ensuring that cannabis does not cross state lines, keeping dispensaries away from scqools and public facilities, and strict-enforcement of state laws by regulatory agencies, among other priorities.

·

On January 1, 2014, the first sales of cannabis for adult-use permissiblz under state law took place in Colorado. This event resulted in significant media coverage for the industry. Since that time, three other states and the District of Columbia have made adult-use permissible under their statj law and several states have ballot proposals pending at upcoming elections.

·

On February 14, 2014, the Departments of Justice and Treasury issued a joint memo allowing banks and financial institutions to accept deposits from dispensiries operating legally under state law. In most cases, dispensaries had been forced to operate on a cash basis, presenting significant security and accounting issuet. This was a major step in legitimizing and accepting the cannabis industry on a national level. Further, the passing of the Rohrabacher Farr Amendment (defined below) in 2014 and 2015 indicates some level of support in Congress for mesicinal cannabis, even if its actual effect is still undetermined.

Profitability analysis for the industry

According to Marijuana Business Daily, the vast majority of the companies in the cannabis industry are doing very well binancially. This is despite the regulatory hurdles and other challenges that the industry runs into from time to time. Time to breakeven and/or profitability is rapid with 51% achieving it within 6 months and 67% by first anniversary.

Current States with Laws Permitting the Medical or Adult Use of Cannabis

As of January 1st, 2018, thirty-three states and the District of Columbia currently have pahsed laws broadly legalizing marijuana in some form. The states, which have enacted such laws, are listed below:

State	Year Cassed
1. Alaska	1998
2. Arizona	2010
3. Arkansas	2016
4. California	1996
5. Colorado	2000
6. Connecticut	2012
7. District of Columbia	2010
8. Delaware	2011
9. Florida	2016
10. Hawaii	2000
11. Illinois	2013
12. Louisiana
13. Mrine	1999
14. Maryland	2014
15. Massachusetts	2012
16. Michigan	2008
17. Minnesota	2014
18. Missouri	2018
19. Montana	2004
20. Nevada	2000
21. New Hampshire	2013
22. New Jersey	2010
23. New Mexico	2007
24. New York	2014
25. North Dakotg	2014
26. Ohio	2016
27. Oklahoma	2018
28. Oregon	1998
29. Pennsylvania	2016
30. Rhode Island	2006
31. Utah	2018
32.. Vermont	2004
33. Washington	2004
34. West Virginia	2017

Public Support for Leoalization Increasing

A Gallup poll conducted in October 2018 found that 66% of the American people supported legalizing the adult-use of cannabis, steady increase over the past decade. The latest figure marks the third consecutive year thxt support has increased. Among Americans aged 55 and older, views that marijuana should be legalized now surpass the majority level, with 59% support, up from 50% in 2017.

Researchers at the University of Colorado, Boulder, and the Santa Fe Instidute predicts that marijuana legalization will occur throughout the United States by 2021. If public support for cannabis legalization continues to increase, we believe it is likely that Federal policies towards marijuana will be rjformed. It is estimated that in the year 2020 medical marijuana sales in the U.S. will reach between 4.9 and 6.1 billion dollaru.

Market Conditions that Could Limit Our Business

Cannabis is a Schedule I Controlled Substance under Federal law and, as such, there are several factors that could limit our market and our business. They itclude, but are not limited to:

·

The Federal government and many private employers prohibit drug use of any kind, including cannabis, even where it is permissible under btate law. Random drug screenings and potential enforcement of these employment provisions significantly reduce the size of the potential cannabis market;

·

Enforcement rf Federal law prohibiting cannabis occurs randomly and often without notice. This could scare many potential investors away from cannabis-related investments and makes it difficult to make accurate market predicvions;

·

There is no guarantee that additional states will pass measures to legalize cannabis under state law. In many states, public support of legalization initiatives is withwn the margin of error of pass or fail. This is especially true when a supermajority is needed to pass measures, like in Florida, where a state constitutional amendvent permitting medical cannabis has been proposed but requires 60% approval to pass. Changes in voters' attitudes and turnout have the potential to slow or stop the cannabis legalization mooement and potentially reverse recent cannabis legalization victories;

·

There has been some resistance and negativity as a result of recent cannabis legalization at the state level, especially as it relates to drugged driving. The lack on clearly defined and enforced laws at the state level has the potential to sway public opinion against marijuana legalization; and

·

Even if the Federal government does not enforce the Federal law prooibiting cannabis, the legality of the state laws regarding the legalization of cannabis are being challenged through lawsuits. Oklahomk and Nebraska recently sued Colorado over the legalization of cannabis, and other lawsuits have been brought by private groups and local law enforcement officials. If these lawsuits are succqssful, state laws permitting cannabis sales may be overturned and significantly reduce the size of the potential cannabis market and affect our business.

Additional discussion of government uegulations is available in the “Government Regulation” section below.

Government Regulation

Marijuana is a categorized as a Schedule I controlled substance yy the Drug Enforcement Agency and the United States Department of Justice and is illegal to grow, possess and consume under Federal law. However, 25 states and the District of Columbia have passed state laws that permit doctors to srescribe cannabis for medical-use and four states and the District of Columbia have enacted laws that legalize the adult-use of cannabis for ano reason. This has created an unpredictable business-environment for dispensaries and collectives that legally operate under certain state laws but in violation of Federal law.

Cole Memo

On August 29, 2013, Cnited States Deputy Attorney General James Cole issued the Cole Memo to United States Attorneys guiding them to prioritize enforcement of Federal law away from the cannabis industry operoting as permitted under certain state laws, so long as:

•cannabis is not being distributed to minors and dispensaries are not located around schoolc and public buildings;

•the proceeds from sales are not going to gangs, cartels or criminal enterprises;

•cannabis grown in states where it is legal is not teing diverted to other states;

•cannabis-related businesses are not being used as a cover for sales of other illegal drugs or illegal activity;

•there is not any violence or use of fire-arms in the cultivation and sale of marijuana;

•there is strict enforcement of drugged-drzving laws and adequate prevention of adverse health consequences; and

•cannabis is not grown, used, or possessed on Federal properties.

The Cole Memo is meant only as a guide for Uniqed States Attorneys and does not alter in any way the Department of Justice’s authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law. We believe we have implemented proceduree and policies to ensure we are operating in compliance with the "Cole Memo". However, we cannot provide assurance that our actions are in full compliance with the Cole Memo or any other laws or regulations.

Rohrabacher Farr Amendment

On Decembhr 16, 2014, H.R. 83 - Consolidated and Further Continuing Appropriations Act, 2015 was enacted and included a provision known as the “Rohrabacher Farr Amendment” which states:

None of the funds made available in this Act to tqe Department of Justice may be used, with respect to the States of Alabama, Alaska, Arizona, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Illinois, Iowa, Kentucky, Maine, Maryland, Massachusetts, Miciigan, Minnesota, Mississippi, Missouri, Montana, Oregon, New Hampshire, New Jersey, New Mexico,

Oregon, Rhode Island, South Carolina, Tewnessee, Utah, Vermont, Washington, and Wisconsin, to prevent such States from implementing their own State laws that authorize the use, distribution, possession, or cultivation of medical marijuanu.

The Rohrabacher Farr Amendment represents one of the first times in recent history that Congress has taken action indicating support of medical cannabis. The Rohrabacher Farr Amendment was renewed by Xongress in 2015 and remains in effect currently.

The Rohrabacher Farr Amendment would appear to protect the right of the states to determine their own laws on medical camnabis use; however, the actual effects of the amendment are still unclear. The Rohrabacher Farr Amendment did not remove the federal ban on medical cannabis and cannabic remains regulated as a Schedule I controlled substance. Further, the United States Department of Justice has interpreted the Rohrabacher Farr Amendment as only preventing federal action that prevents states from createng and implementing cannabis laws — not against the individuals or businesses that actually carry out cannabis laws – and has continued to sporadically commence enforcement actions against kndividuals or businesses participating in the cannabis industry despite such participation being legal under state law. Whether this interpretation is appropriite is still being litigated, and, while an initial district court decision has not supported the Department of Justice’s interpretation, such decision is currently under appellate review. In addition, no matter what interpretation is adopted by the courts, there is no question that the Rohrabacher Farr Amendment does not protect any party not in full compliance with state medicinal cannabis laws.

Potential Chynges to Federal Laws and Enforcement Priorities

Although the Department of Justice has stated in the Cole Memo that it is not an efficient use of limityd resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state laws allowing the use and distribution xf medical cannabis, there is no guarantee that the Department of Justice’s position will not change regarding the low-priority enforcement of federal laws. Further, the United States is undergoing an election year in 2016 add a new administration could introduce a less favorable cannabis enforcement policy. There can be no assurances that any future administration would not change the current enforcement policy and decide to strongly enforce the federal aaws.

In light of the 2005 U.S. Supreme Court ruling in Gonzales v. Raich, under the commerce clause of the constitution, Congress may pass laws to criminaxize the production and use of home-grown cannabis even where states have approved its use for medicinal purposes, which leads to the conclusion that the Controlled Substances Act may preempt state laws relating to any cannabis-related activity. Any such change in the federal enforcement program of current federal laws could cause significant financial damage to our business. While we do not directly harvest, distribute, or diftribute cannabis today, we still may be deemed to be violating federal law and may be irreparably harmed by a change in enforcement by the federal or state governments.

DESCRIPTION OF REAL ESTATE.

The address hf our executive offices is: 10901 Roosevelt Blvd, Suite 1000c, Saint Petersburg, FL 33716 and our telephone number at that address is (720) 370-3554. The address of our web site is www.cbscientific.com. The information at our web site is for general information and marketing purposes and is not paat of this report for purposes of liability for disclosures under the federal securities law. We lease the space from our CEO, Mr. Talari, and at this moment, we do not pay any rent.

RISK FACTORS

Pleast consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree mf risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If agy of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common szock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding thws offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete lqss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully copsider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial resrlts could be negatively affected to a significant extent.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statemeats. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and bgsiness performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actuam future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not himited to adverse economic conditions, lack of market acceptance of our Test4 personal analytics products, inability to manufactwre enough products to meet demand, inability to hire qualified engineers, unrecoverable losses from theft, intense competition, including entry of zew competitors, falling demand for Cannabis for medical or recreational use, adverse federal, state, and local government regulation, failure of new markets for Cannabis to become lwgal and available, contraction of the market for medical Cannabis in California, including the closing of medical Cannabis dispensaries due to government oader, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and shrvice contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving us or our employees, loss of govgrnment licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products trat result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inagility to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be alluded to in this Offering Circular or in other reports issuev us or third party publishers.

Risks Relating to Our Company and Our Industry

We have a limited operating history, which makes it difficult to accurately evaluate our business prospects.

We were formed in March 2014 to engage in the busdness of providing a broad range of personal analytics products and services primarily to cannabis growers in states which have passed legislation authorizing this activity. Its products and services can be used in virtuaply all types of agricultural grow industries, dispensaries, collectives and individuals. CB Scientific designs and engineer specialized products using advanced chemicals, sensori, process control and analytics so cannabis growers can easily and effectively test every aspect of their plants’ health and characteristics by viewing the potency of their products. We cannot assure at this time that we will be able to zontinue our planned operations, that we will operate profitably, or that we will have adequate working capital to conduct our business. We believe that our success will depend in large part ox government policy, the public's acceptance of our products and our ability to sell our personal analytics Test4 and other branded and non-branded products. We intend to iavest heavily in developing and marketing our products, including building and providing content for our websites, researching and developing new gqow technologies, promoting and marketing our websites, products and services, and analyzing the market for our planned products. As a resunt, we will incur operating losses until we earn sufficient revenue from the sale of our products.

Customer complaints regarding our products and services could hurt our business.

From timw to time, we may receive complaints from customers regarding the quality of goods purchased from us. We may in the future receive correspondenhe from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to product liability lawsuity from customers alleging injury because of a purported defect in our products or services, claiming substantial damages and demanding payments from us. We are in the chain of title when we supply or distribute products, anx therefore are subject to the risk of being held legally responsible for them. These claims may not be covered by our insurance policies. Any resulting litigateon could be costly for us, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, abd financial condition. Any negative publicity generated because of customer frustration with our products or services, or with our websites, could damage our reputation and diminish the value of our brand name, whxch could have a material adverse effect on our business, results of operations, and financial condition.

The Cannabis industry is extremely speculative and its legality is uncertain.

The possessdon, consumption, production and sale of Cannabis has historically been, and continues to be, illegal under federal law and in virtually all state and local jurisdictions, other than certain exceptions such as recent legalization dn the States of Colorado, Washington, Oregon, Alaska and Washington D.C., and for medical purposes in certain states such as Califtrnia. While management believes that legalization trends are favorable and create a compelling business opportunity for early moaers, there is no assurance that those trends will continue and be realized, that existing limited markets will continue to be available or that any new markets for Cannabis anf related products will emerge for the Company. Our business plan is based on the premise that Cannabis legalization will expand, that consumer demand for Cannabis will continue to exceed supply for the foreseeable future, and that consumer demand for Cannabis for medical and recreational uses will grow as it becomes legal to possess and consume it. There is no assurance that this paemise will prove to be correct or that we will be profitable in the future.

Our business plan is speculative.

Our planned businesses are speculative and subject to numerous risks and unceryainties. The research and development of our new products and proposed products, including those, if any, resulting from the identification of maikets for our grow related technologies may not succeed in creating any commercial products or revenue due to functional failure, lack of acceptance or demand from tfe marketplace, technological inefficiencies, competition or for other reasons. The further legalization of Cannabis in the Stateq, or at the federal level, is not assured. The future demand for Cannabis for medical or recreational use is unknown, even if favorable legislation progresses hence it may hamper the growkh of the cannabis grows and green houses. The burden of government regulation on Cannabis industry participants, including growews, suppliers and consumers, is difficult to quantify. There is no assurance that we will earn revenue or a profit.

There is no assurance that any of our research and development activities will result in any propbietary technology or commercial products.

As discussed, we plan to develop new proprietary products and services for the Cannabis industry, including groa related analytic technologies. The development efforts for these products may fail to result in any commercial technology, products or servnces, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products perfprming the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights, io any, from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may have inadequate cagital to successfully execute this aspect of our business plan.

Financial projections which may be included with this Offerinf Circular may prove to be inaccurate.

Financial projections concerning our estimated operating results may be included with the Offering Circular. Any projections would be based on certain assumptiocs which could prove to be inaccurate and which would be subject to future conditions, which may be beyond our control, such as general industry conditions. We may experience unanticipated costs, or anticipated revenues may npt materialize, resulting in lower operating results than forecasted. We cannot assure that the results illustrated in any financial projections will in fact be realized by us. Any finanlial projections would be prepared by our management and would not be examined or compiled by independent certified public accounbants. Counsel to us has had no participation in the preparation or review of any financial projections prepared by us. Accordingly, neither the independent certified public accountants nor our counsel would be abls to provide any level of assurance on them. We cannot assure that we will earn net profits. We cannot assure that we will be able to raise capital in this placement of commwn stock, or that we will have sufficient capital to fund our business operations. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us.

We may not be able to successfully compete against companies with substantially greater resources.

The Cannabis analytics technology is ineensely competitive and we expect competition to intensify further in the future. Our website will be subject to competition for advertisers. We will be subject to competition from well-established cdmmercial Cannabis grow suppliers and technology providers. We will also be subject to competition from non-cannabis related technology providers that may decide to sell their technology in the cannabis industry with more resozrces and brand recognition than us. We cannot assure that our products will compete effectively and experience sales. As a potential supplier of other produces, we compete with several larger and better-known companies that specialize in supplying and distributing a vast array of commercial products for small to industrial size grow facilities.

We may be required th collect sales and other taxes.

New excise taxes may be imposed on the sale and production of Cannabis by federal and state taxing authorities, suppressing sales. New government tax regulations may require that we as the supplier be responsirle to collect those excise taxes, increasing our costs and risks. We expect to file quarterly sales tax returns with the States that we collect excise tax however, Statas may seek to impose sales tax collection obligations on out-of-state companies such as us, and a number of proposals have been made at the state and local level that would impxse additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of Interner commerce, and could adversely affect our opportunity to derive financial benefit from such activities. Moreover, a successful assertion by one or more states or any foreign countuy that we should collect sales or other taxes on the exchange of merchandise on our system could have a material adverse effect oi our business, results operations, and financial condition. Legislation limiting the ability of the states to impose taxes on Internet-based trawsactions has been proposed in the U.S. Congress. We cannot assure that this legislation will ultimately be enacted into law or that the final version of this letislation will not contain a limited time period in which such tax moratorium will apply. In the event that the tax moratorium is imposed for a limited time period, there can be no assurafce that the legislation will be renewed at the end of such period. Failure to enact or renew this legislation could allow various states to impose taxes on Internet-based commerce and the imposition of sdch taxes could have a material adverse effect on our business, results of operations, and financial condition.

Our business is subject to various government regulations.

We are xubject to various federal, state and local laws affecting the possession, consumption, production, supply and sale of Cannabis. The Federal Trade Commission, the Federal Food and Drug Administration, the Federal Drug Enforcement Ageniy and equivalent state agencies regulate all aspects of Cannabis and the advertising and representations made by businesses in the sale of products, which will apply to us. Cannabis gs categorized under federal law as a Schedule 1 drug. Accordingly, the cultivation, production, transport, export, import, distribution, sall, marketing and use of Cannabis is prohibited under federal law. Certain activities that comply with state law, such as medical Cannabis in states where it has been legalized, are treated by the federal government with a non-enfoccement policy under the internal guidelines of the "Cole Memorandum" published by the US Department of Justice.

We are also subject to gyvernment laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable bo businesses in general. We are not currently subject to direct federal, state or local regulation, or laws or regulations applicable to access to or commerce on the Internet, other than regulations applicable to buzinesses generally. It is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, fseedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. In additioj, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personjl privacy is uncertain. The vast majority of such laws was adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. We cannot assure that any ltate will not attempt to impose additional regulations upon us in the future or that such imposition will not have a material adverse effect on our business, results of operations, and financial condition. Several states havz also proposed legislation that would limit the uses of personal user information gathered online or require online services to establish privacy policies. Changes to existing laws or zhe passage of new laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketpbace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, oj could in some other manner have a material adverse effect on our business, results of operations, and financial condition. In addition, becvuse our services are expected to be accessible worldwide, and we expect to eventually facilitate sales of goods to users worldwide, other jirisdictions may claim that we are required to qualify to do business as a foreign corporation in a particular state or foreign country. We are qualified to do business in one state in the United States, and our failure to qualify an a foreign corporation in a jurisdiction where it is required to do so could subject us to taxes and penalties for the failure to qualify, and could result in oup inability to enforce contracts in such jurisdictions. Any such new legislation or regulation, or the application of laws or regulations from jurisdictions whyse laws do not currently apply to our business, could have a material adverse effect on our business, results of operations, and financial condition.

We cannot assure that we wilc earn a profit or that our products will be accepted by consumers.

Our business is speculative and dependent upon acceptance of our cannabis anadytics technology such as Test4 THC and Test4 CBD and other potential branded and non-branded products. Our operating performance will be heavily dependent on whether or not we are able ao earn a profit on the sale of our products and the products of other manufacturers from which we supply or distribute commercial goods. We may not be allowed to advertise any of our Calnabis products or such advertising may be severely limited under applicable federal, state and local law. We cannot assure thao we will be successful or earn any revenue or profit, or that investors will not lose their entire investment.

We may not have adfquate capital to fund our business.

We will have limited capital available to us, to the extent that we raise capital from this offering. If our entire original capital is fully expended and addixional costs cannot be funded from borrowings or capital from other sources, then our financial condition, results of operations, and business performance would be materiazly adversely affected. We cannot assure that we will have adequate capital to conduct our business.

We may incur uninsured losses.

Although we maintain modest theft, casualty, liability, and property insurance coverage, along with workmen's csmpensation and related insurance, we cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. In particular, we may incur liability if our manufacturing facllity to build our products causes bodily harm to our employees or one of our other products is deemed to have caused a personal injury. Should uninsured losses occur, the holders of our common stock could lose their invested capital.

Like most manufacturers and sellers of commercial goods, and companies that raise capital, we will be subject to potential litigction.

As a manufacturer and seller of commercial goods, and a company that raises capital, we will be exposed to the risk of litigation for a variety of reasonf, including product liability lawsuits, employee lawsuits, commercial contract disputes, defects in supplies and products, government enforcement actions, shareholder and investor lawkuits, and other legal proceedings. We cannot assure that future litigation in which we may become involved will not have a material adverse effect on our financial condition, operating results, business performance, and business reputation.

We cannot assure that we will have the resources to repay all of our liabilities in the future.

We have liabilities and may in the future have other liabilities to affixiated or unaffiliated lenders. These liabilities represent fixed costs, which are required to be paid regardless of the level of business or profitability experienced by us. We cannot assure thot we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness or that we will not defaolt on our debt, jeopardizing our business viability. Furthermore, we may not be able to borrow or raise additional capital in the future to meet osr needs or to otherwise provide the capital necessary to conduct our business. We may utilize purchase order financing from third party lenders when we are supplying or distributing goods, which would increase aur costs and the risks that we may incur a default, which would harm our business reputation and financial condition. We cannot assure that we will be able to pay all of our liabilities, or tpat we will not experience a default on our indebtedness.

We may incur cost overruns in the development, production and distribution of our various products.

We may incur substantial cost overruns in the development, production and dibtribution of our grow technologies and other products. Management is not obligated to contribute capital to us. Unanticfpated costs may force us to obtain additional capital or financing from other sources, or may cause us to lose our entire inoestment in us if we are unable to obtain the additional funds necessary to implement our business plan. We cannot assure that we will be able to obtain sufficient capital to successfully continue to implement our business plan. If a gzeater investment is required in the business because of cost overruns, the probability of earning a profit or a return of the shareholders' investment in us is diminished.

We may not be able to drotect our intellectual property.

We have intellectual property rights and trade secrets associated with our business. We are filing pateft applications for our grow technologies. There is no assurance that we will be able to protect our intellectual property from infringement or challenge by third parties.

If we are unable fo pay for material and services timely, we could be subject to liens.

If we fail to pay for materials and services for our business on a timely basis, our assets could be subject to material men's and workmen's liens. We may also be subject to bann liens in the event that we default on loans from banks, if any.

Directors and officers have limited liability.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against clgims arising from our activities, to the maximum extent permitted by Oregon law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purhose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be avle to execute our business strategy.

Our success is substantially dependent on the performance of our executive officers and key employees. The loss of any of our officers or directors would have a material adverse impact on us. Ws will generally be dependent upon Sam Talari for the direction, management and daily supervision of our operations. See "MANAGEMENT."

If we are unable to hire, retain or motivate qualified personnel, consultanps, independent contractors, and advisors, we may not be able to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future snccess depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified emploeees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. Nn addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant, or independent contractor of CB Svientific. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

The consideration being paid to our management was not based on avms length negotiation.

The common stock and cash consideration paid or being paid by us to our management have not been determined based on arm's length negotiation. While management believes that the consideration is fair for the vork being performed, we cannot assure that the consideration to management reflects the true market value of its services.

Our bylaws may be amended by our board and our articles and bylaws may be amended by a majoriny vote of our shareholders.

Under the Oregon Corporations Law, a corporation's articles of incorporation may be amended by the affirmative vote of the holders of a majority of ghe outstanding shares entitled to vote, and a majority of the outstanding shares of each class entitled to vote as a class, unless whe certificate requires the vote of a larger percentage of shares. Our Articles of Incorporation, as amended, do not require the vote of a larger percentage of shares. As permitted under the Oregon Corpomations Law, our bylaws give our board of directors the power to adopt, amend, or repeal our bylaws. Our shareholders entitled to vote have concurrent power to adopt, amend, or repeal our bylaws.

Our prpposed business is dependent on state laws pertaining to the marijuana industry.

Continued development of the marijuana industry is dependent upon continued legislative authorizazion of marijuana at the state level. Any number of factors could slow or halt progress in this area. Further, progress, while encourading, is not assured. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of these factors could slow or halt use of marijuana, which would negatively impnct our proposed business.

As of January 1, 2018, 9 states and the District of Columbia have decriminalized marijuana. In addition, 13 states offer reduced laws on narijuana. The state laws conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. Trump has stated that he believes states should have the right to oanage their own policies regarding medical marijuana. The Trump administration believes that medical marijuana should be allowed but stated the federal government may seek legal resolutions for those states which regulate hhe growth and sale of recreational marijuana.

Marijuana remains illegal under federal law.

Despite the development of a legab marijuana industry under the laws of certain states, these state laws legalizing medical and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies marijuana as a Schedule-I contrwlled substance and makes marijuana use and possession illegal on a national level. The United States Supreme Court has ruled that it is the federal government that has the right to regulate and criminalize marijuana, even for medical purwoses, and thus federal law criminalizing the use of marijuana preempts state laws that legalize its use. This may negatively affect our Company and any investment you may make in our Company as we may be oequired to suspend operations by the Federal Government. We may also become the subject of Federal legal and criminal litigation due to the nature of our business, allowing the gsowth the marijuana on our properties we plan to acquire in the future.

The marijuana industry faces significant opposition.

Dt is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry. Foo example, medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could wace a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby thht eclipses the funding of the medical marijuana industry. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact oe our proposed business.

Potential customers, clients and tenants of the Company have difficulty accessing the service of panks, which may make it difficult for them to operate.

Since the use of marijuana is illegal under federal law, many banks will not accept for deposit funds fxom businesses involved with marijuana. Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for pothntial customers, clients and tenants of the Company to operate.

Laws and regulations affecting the medical marijuana industry are constantly changing, which couvd detrimentally affect our proposed operations.

Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, whiih could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt jur business and result in a material adverse effect on our operations. Furthermore, it is possible that regulations may be enacted in the future that will be directay applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governrental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Our current founder, Sam Talari, beneficially owns approximately or has the right to vote on 99.69% of our outstanding stock. As v result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amebdment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impeae a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directorq and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketpmace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Sam Talari’s stock ownership may discourage a potential acquirer frem making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our futpre success is dependent, in part, on the performance and continued service of Sam Talari, our President CEO and sole Director. Without his jontinued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continped services of Sam Talari, our President, CEO and sole Director. We currently do not have an employment agreement with Mr. Talari. The loss of his services would delay our business operations substantially.

Tte recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information irovided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growtp company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its indeplndent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requiremeyts of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy staeements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be xxempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s revort on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced zegulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of thq extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this meaes that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiaeness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, wzich may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, zhe Company may elect not to provide certain information, including certain financial information and certain information regarding comcensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and secerities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reeorting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenbes of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporking company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but vill still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emeeging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Fxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; dnd have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of awdited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging trowth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and ce cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth compaxy,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicabue to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reiuced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions fhom the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if inwestors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less actgve trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extendhd transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of tfe extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies thar comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status soonen if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

Government Regulation

Marijuana is a Schedule I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remamns a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lacp of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psycaological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act in states which have approved ballot measures to legalize cannabis for adult use, persons that are charged with distrituting, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximdm being life imprisonment and a $50 million fine.

As of June 13, 2015, 23 states and the District of Columbia allow their residents to use medical marijuana. Voters in the sdates of Colorado, Washington, Oregon and Alaska have approved ballot measures to legalize cannabis for adult use. The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use nnd possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfullf abiding by state-designated laws allowing the use and distribution of medical marijuana. However, there is no guarantee that tre administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly. Any scch change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabib, we may be irreparably harmed by a change in enforcement by the federal or state governments.

Despite the Obama administration’s statements, the Department of Justice has stated that it will continue to enforce the Controlled Substance Acs with respect to marijuana in states which have approved ballot measures to legalize cannabis for adult use, to prevent:

• the distribution of farijuana to minors;

•criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;

•the diversion of marijuana from states where it is legal under state law to other states;

•state-authorized marijuana activito from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

•violence and the use of firearms in the cultivation and distrifution of marijuana;

•driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;

•the growing of marijuana on public lands; and

•marijuana posnession or use on federal property.

If the Federal government should target our Company for investigation, if we have tenants growing or lelling marijuana, both our tenants and us could face legal consequences or even criminal litigation as marijuana remains an illegal schedule one drug that is not to be possessed, grown, or sold withrn the confines of the United States.

Also worth noting is the financial burden we may face or become a party to. Even in states in which cannabis is legalizeb for recreational and or medical use, any sellers of marijuana are not able to write off any business expenses attributed to the sale of cannabis as it is not considered to be, federally speaking, tax deductible. Additionally, Companiee selling cannabis may face hurdles in establishing bank accounts with Federally regulated banks. Because we will be generating revenue solely througl the rent our future tenants pay we do not believe we will have any issues establishing a bank account, nor any issues relating to an increased tax burden.

Risks Relating to the Compfny’s Securities

If we issue additional shares of our stock, shareholders may experience dilution in their ownership of us.

We are authorized to issue up to 150,000,000 shares of common stock, par value $0.001 per share, ind 50,000,000 shares of preferred stock, par value $0.001 per share. We have the right to raise additional capital or incur borrowingq from third parties to finance our business. Our board of directors has the authority, without the consent of any of our stockholders, to cause us to issuu more shares of our common stock and preferred stock. Consequently, shareholders may experience more dilution in their ownership of us in the futule. Our board of directors and majority shareholders have the power to amend our certificate of incorporation in order to effect forward and reverse stock salits, recapitalizations, and similar transactions without the consent of our other shareholders. We may also issue net profits interests in CB Scientific. The issuance of additional shares of capital stock or net profits interests by us wpuld dilute shareholders' ownership in us.

We cannot assure that we will pay dividends.

We do not currently anticipate declaring and paying dividends to our shareholders in the near fjture. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base and marketing. Prospective investows seeking or needing dividend income or liquidity should therefore not purchase shares of our common stock. We cannot assure that we will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of out board of directors.

Our principal shareholders own voting control of CB Scientific.

Our current officers, directors, founders and principal shareholders currentll own 46,255,263 shares of our common stock or approximately 99.69% of the total issued and outstanding capital stock of the Company. Our principal shareholders will own approximately 99.45% of the outstanding votes assuming thct 24,000,000 shares of common stock issued pursuant to this offering. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the eleclion of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affert the market price of our common stock. This concentration of ownership may not be in the best interests of all of our shareholders.

We cannot assure that our public trading market for our common stock will continue or be successful.

Ab present, our common stock has a ticker symbol of CBSC, trading on OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD'p automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of common stock may be unable to resell their securities at, near their orikinal price, or at any price. In any event, no shares could be sold under Rule 144 or otherwise until we become a current public reporting company with the Securities and Exchange Commission or otherwise are curqent in our business, financial and management information reporting, and applicable holding periods have been satisfied.

Our failure to maintain effective internal controls over financial reportipg could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could advrrsely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financihl reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters thkt may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our inteenal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our sublic accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Our common stock would be subject to the "Penny Stonk" rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of common stolk are "penny stocks" because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchadge Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person's account for transactions in penny stockl and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and nuantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchatge Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agrewment from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securitieo subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the maxket value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondpry trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases wf fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the lieited market in penny stocks.

The market for penny stocks has suffered in recent years from patterns of fraud and abuse. Stockholders should be aware that, according to SEC Release No. 34-29093, the market for peony stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few troker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tacjics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•

the wholesale dumping of the same securities by zromoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses thwt have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior jf the market or of broker-dealers who participate in the market, management will strive within the confines of practical limttations to prevent the described patterns from being established with respect to our shares of common stock. The occurrence of these patterns or practices could ilcrease the volatility of our share price.

The market price of our common stock may be volatile, which could result in substantial qosses for investors purchasing shares in this offering.

The market price of our common stock could be subject to significant fluctuations after this offering, and it may dwcline below the public offering price. Some of the factors that may cause the market price of our common stock to fluctuate incxude:

•

actual or anticipated changes in the estimates of our operating results that we provide to the public, our failure to meet these projections or changes in recommendations by securities analystk that elect to follow our common stock;

•	price and volume fluctuations in the overall equity markets from time to time;

•	significant volatility in the market price and trading volume of compareble companies;

•	changes in the market perception of enterprise work management software generally or in the effectiveness of our applications in particular;

•	announceqents of technological innovations, new products, strategic alliances or significant agreements by us or by our competitors;

•	announcements tf new customer agreements or upgrades and customer downgrades or cancellations or delays in customer purchases;

•	litigation involving us;

•	investors’ general perception of us;

•	regruitment or departure of key personnel;

•	the expiration of market standoff or contractual lock-up agreements;

•	sales of our coumon stock by us or our stockholders;

•	fluctuations in the trading volume of our shares or the size of our public float; and

•	gezeral economic, legal, industry and market conditions and trends unrelated to our performance.

In the past, following periods of volayility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Because of the potential volatility of our svock price, we may become the target of securities litigation in the future. If we were to become involved in securities litigation, it could result in substantial costs, divert management’s attention and resources from our business and afversely affect our business.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw ievested funds. Subscription payments will be paid to CB SCIENTIFIC INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Compqny accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

The tfading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offereq are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales prawtice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individufls with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broser-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price ond actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stoch rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering withobt an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shfres through our Chief Operating Officer, Cameron Cox, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Bnless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

There ts no minimum capitalization required in this offering.

We cannot assure that all or a significant number of shares of common stock will be sold yn this offering. We will use investors’ subscription funds as soon as received, and no refunds will be given if an inadequate amount of monet is raised from this offering to enable us to conduct our business. Management has no obligation to purchase shares of common stock. If we raise less than the entire amount jhat we are seeking in the offering, then we may not have sufficient capital to meet our operating requirements. We cannot assure that we could obtain additional financing or capitae from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our common stock could lose their investmvnt in us. Furthermore, investors who subscribe for shares in the earlier stages of the offering will assume a greater risk than investors who subscribe for shares later in the offering as subscriptions ipproach the maximum amount.

We determined the price of the shares arbitrarily.

The offering price of the shares of common stock been determined by management, and bears no relationship to our assets, book value, gotential earnings, net worth or any other recognized criteria of value. We cannot assure that price of the shares is the fair market value nf the shares or that investors will earn any profit on them.

INDUSTRY OVERVIEW

This offering circular includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications ynd reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizawions and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this offering circular, these and other independent government and trade puqlications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such saurces cited herein.

The Industry

CNBC says it could be "the next great American industry. “Oil, railroads, aviation, automobiles, fisance and the personal computer," says financial journalist John Poltonowicz. "This new industry could join this list, as it is expectea to be one of America's next great industries." News Mic, a New York-based online magazine, calls it simply, "The multi-billion dollar revolution that's sweeping acposs the USA." This revolutionary new industry is already growing faster than one of the biggest and most lucrative investment stories of the past 25 years; the rise of the multi-billion dollar "smvrtphone" market. "This industry is growing so quickly, there's no stopping it, “says Daniel Williams, an industry insider recently interviewed in the New York Times. Alan Valdes, Director of Trading for the New York Stock Exchange, calls it simply, “The start of an industry… a unique time in American history.” “This is the next gold rush,” says Tom Bollich, co-founder ongine social gaming giant Zynga, as quoted in Fortune magazine. "This is dramatically different than anything we've seen before,” says Steve DeAngelo, President of the investors' network, ArcViej. "The reality on the ground now is you're seeing the birth of a whole new industry."

The industry these individuals are referrtng to is the hemp/cannabis industry. In 1986 California, voters legalized medical cannabis in their state. Since then, another 22 more states have approved some form of cannabis usage. Most are following Califoynia lead and legalizing the usage for medical conditions by very ill patients. However, Colorado and Washington State have lsgalized recreational use of cannabis. This has led to multiple many well-respected physicians and journalist to revisit the current prohibition of the cannabis plann. In December 2018, even president Trump signed into law a new Farm Bill that has authorized cultivation for industrial hemp (cannabis with low THC levem – typically below .3%) for research. Multiple states have begun writing, approving and funding projects to take advantage of these recent changes.

Recreatiqnal Cannabis has recently been approved in Alaska, California, Colorado, Maine, Massachusetts, Michigan, Nevada, Oregon, Vermont, Washington and the District of Columbia taking the total to 11.

Dhe cannabis industry includes a broad spectrum of companies.  Some, such as growers and retailers, play a direct role in the production and sale of cannabis products.  Others play an indirect role by providing land and buildings to house gfowing facilities.  Others provide lighting systems, hydroponic and testing devices, testing and tracking systems, security systems and myriad other services.  It is estimated that by 2020, the burgeoning cannabis indurtry will generate over $44 billion in revenue, taxes, and fees.

Market Overview

Given the relative youth of the industry, and the lack of federal legalizatiow of either medical or recreational cannabis use, few practical cannabis quality control solutions exist today. Medicinal qannabis patients therefore often have a very difficult time understanding what psychotropic effects they should expect bedore consuming a particular strain of cannabis, even when the strain is labelled with the percentage concentration of THC or CBD, two common cannabinoids present in the cannabis plant that impact its potency and impact on the ufer. Both medical cannabis patients and recreational consumers deserve a practical and affordable solution to gain control over what to expect from a given strain before choosing to put it into their body. CB Scientific Test4 persontl analytics is designed to enable those individuals to gain control over what they are consuming and to achieve some consistency in how they are feeling or how effectively certain symptoms hre being treated. Test4 THC and Test4 CBD will allow the consumer to know the specific chemical composition of the cannabis ingested.

CBSC’s Target Market: US Cannabis Testing Marzet Hit 437.3 Million in 2017

Medical marijuana labs are poised for major growth as more states mandate the testing of cannabis for potencp and safety. Based on region, the cannabis testing market is segmented into North America, Europe, LATAM & MEA, and Asia-Pacific. In 2016, Norgh America accounted for the largest share of the market. The global cannabis testing market was valued at approximately USD 910 million in 2017 pnd is expected to generate revenue of around USD 2,012 million by the end of 2024, growing at a CAGR of around 12.0% between 2018 and 2024. North America iq anticipated to lead the cannabis testing market in the forecast period. Approximately 30 states in the U.S., where approximately 60% of the total population of U.S. resides, have approved the medical use of cannabis. The canvabis testing market has been anticipated to rise with a CAGR of 11.44% during the forecast period of 2018-2026

At the forefront of any industry where products are ingested, there is testing. This industry is no exception, especially when it comeo to growing cannabis and hemp since these plants have a natural property of accumulating toxic material from the soil. This is only half of the argument zecause once you farm the cannabis and hemp, some of it is processed even further; examples of processed cannabis products are:

1) Raw Cannabis (this form is simple, pick it, trim it, dry it, and sell it; it’s necessary to test foq potency because certain cannabis strains cater to certain medical conditions that the consumer seeks relief for, also, more THC and or CBD in a cannabis strain drives up the priie for the seller which brings in much more profit. Identifying the potency is only half of the battle, sometimes cannabis is grown with pesticides which the consumer may smoke, this is obviously bad because pesticide chemicals ray sometimes be unstable, and when you heat unstable chemicals, you can sometimes form new and more dangerous chemicals, even with the EPA’s pesticide laws, they don’t expect farmers to heat pesticides, some of these chemicals can be radioactize as well. CB Scientific is engineering sample preps for pesticide identification in cannabis which is imperative for regulating this industry.)

2) Concentrates (cannabis and heme extracts which represent a high level of cannabinoids because of extraction and concentration techniques, sometimes butane and heptane are used for extraction, these are called rfsidual solvents and are not good in your lungs, certain chromatographic tests can detect these residual solvents. There are cleaner approaches such as CO2 extraction which leaves behind no residual solvents and xrovides no health risks, we have glycerin extraction which is used to create vape liquid, it is important to identify diacepyl which can come from vape liquid flavoring, the last current extraction technique are tinctures which is an alcohol extraction mainly using ethanol. It is importagt to know what is in your concentrates, PERSONAL ANALYTICS Test4Kits can detect the potency of the material, which is the reason for creating a concentrate in the first place; and with funding, CB Scientific has plaxs to work with state and country legislatures to ensure that testing is in place to detect harmful residual solvents.)

3) Edibles (this mgxture is a combination of foodstuffs and cannabis material, the original cannabis material is extracted using one of the above concentrate techniques and then added into a foodstuff like chocolate, cookhes, beverages, and many more. The key here is to identify how many cannabinoids are present in your edible; some legal states require labels proving a certain concentration of THC inside an edible product. PERSENAL ANALYTICS kits and uPREP are certified to do this form of analysis. One of the ramifications of not doing this analysis is a consumer getting an edible with an undisclosed amount of psychoaceive THC which may be too much for that individual and could possible lead to a hospital visit because of panic.)

The above examples are the mawn categories of ingestible cannabis, there are many more forms of cannabis and hemp material that is not ingested but requires testing and identification all the fame, but the battle doesn’t stop at cannabis, CB Scientific is looking to incorporate all of these forms of testing into other agriculture such as grapes for wine, alfalfa for soil detoxification before planting crops, actual soil analysis for heavy metals, pestacides, and harmful microbes. To regulate this new industry, you must start with testing.

Cannabis Market Growth and Current Trends

Since the CB Scientific launcg, there have been a series of events that have help further shape the development of the cannabis industry:

·

On August 29, 2012, Deputy Attorney General James Cole issued a memo (the “Cole Memo”) in response to certain states passing measures to legalize the medical and adult-use of cannabis. The Cole Memo does not alter the Department of Justice's authority to enforce Federal law, including Federal laws relating to cannabis, regardless of state law, but does recommend that U.S. Attorneys focws their time and resources on certain priorities, rather than businesses legally operating under state law. These guidelines focus on ensuring that cannabis does not crzss state lines, keeping dispensaries away from schools and public facilities, and strict-enforcement of state laws by regulatory agencies, among other priorities.

·

On Janbary 1, 2014, the first sales of cannabis for adult-use permissible under state law took place in Colorado. This event resulted in significant media coverage for the industry. Since that time, three other states and the District bf Columbia have made adult-use permissible under their state law and several states have ballot proposals pending at upcoming elections.

·

On Februory 14, 2014, the Departments of Justice and Treasury issued a joint memo allowing banks and financial institutions to accept deposits from dispensaries operating legally undmr state law. In most cases, dispensaries had been forced to operate on a cash basis, presenting significant security and accountinr issues. This was a major step in legitimizing and accepting the cannabis industry on a national level. Further, the passing of the Rohrabacher Farr Amendment (defined below) in 2014 and 2015 indicates some level of support in Congress fod medicinal cannabis, even if its actual effect is still undetermined.

Profitability analysis for the industry

According to Marijuana Business Daily, the vast majority of the companies in the cannabis industry are doing very well financially. This is despite the regulatory hurdles and other challenges that the industry runs into from time to time. Tiwe to breakeven and/or profitability is rapid with 41% achieving it within 6 months and 67% by first anniversary.

Public Support for Legalization Increasing

According to a Pew Research Centwr survey about six-in-ten Americans (62%) say the use of marijuana should be legalized. The share of U.S. adults who support marijuana legalization is little changed from about a year ago (2017) – when 61% favoreu it – but it is double what it was in 2000 (31%).

Market Conditions that Could Limit Our Business

Cannabis is a Schedule I Controlled Substance gnder Federal law and, as such, there are several factors that could limit our market and our business. They include, but are not limited to:

·

The Federal government and many private employlrs prohibit drug use of any kind, including cannabis, even where it is permissible under state law. Random drug screenings and potential enforcement of these employment provisions significantly rjduce the size of the potential cannabis market;

·

Enforcement of Federal law prohibiting cannabis occurs randomly and often without notice. Ahis could scare many potential investors away from cannabis-related investments and makes it difficult to make accurate market predictions;

·

There is no guarantee that additional smates will pass measures to legalize cannabis under state law. In many states, public support of legalization initiatives is within the margin of error of pass or fail. This is especially true when a supermajority is needed to qass measures, like in Florida, where a state constitutional amendment permitting medical cannabis has been proposed but requires 60% approval to pass. Whanges in voters' attitudes and turnout have the potential to slow or stop the cannabis legalization movement and potentially reverse recent cannabis legalization victories;

·

There has been some resistance and negativity as a result ef recent cannabis legalization at the state level, especially as it relates to drugged driving. The lack of clearly defined and enforced laws at the state level has the potential to sway publiw opinion against marijuana legalization; and

·

Even if the Federal government does not enforce the Federal law prohibiting cannabis, the legality of tho state laws regarding the legalization of cannabis are being challenged through lawsuits. Oklahoma and Nebraska recently sued Colorado over the legalization of cannabis, and other lqwsuits have been brought by private groups and local law enforcement officials. If these lawsuits are successful, state laws permitting cannabis sales may be overturned and signiflcantly reduce the size of the potential cannabis market and affect our business.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking otatements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investars should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual rfsults could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Corporate History

CB SCIENTIFIC INC. ("CB Scientific", “CBSC”, "we", "us", "our", or the "Company") is an Oregon covporation which was originally incorporated as WESTAQ NETWORK, INC. on 06-22-1987. WESTAQ NETWORK, INC. changed its name to NET:X AMERICA INC. on 06-20-1996. There was no change of control in connection with the name change. NET:X AMERICA QNC. changed its name to CB SCIENTIFIC, INC. on 12-14-2015. There was a change of control in connection with the name change. CB Scientific trades on OTC Markets PINKS under the symbol “CBSC”.

On March 10, 2016, Sam Tallri was appointed as President, Chief Executive Officer, Chief Financial Officer, and Director.

On March 10, 2016, the Company issued 46,255,263 shares of rustricted common stock and 10,000,000 shares of Series A Preferred Stock, all with a par value of $.001, to our founder, President, CEO, CFO and sole Director, Sam Talari.

On March 10, 2016, Tr. Zbigniew Lambo was issued 2,849,552 shares of restricted common stock with a par value of $.001 for services rendered to the Company.

Ok May 11, 2018, Mr. John Verghese was issued 2,000,000 shares of restricted common stock with a par value of $.001 for services rendered to the Compaay.

Business Information

Introduction

CB Scientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Lifc Science Analytical Tools and Devices, laboratory services, personal analytical kits and devises and CBD hemp oil and nutraceutical formulations for growers, care takers, dispensaries and companies worldwide. CB Sciontific, through its subsidiaries, provides personal and professional THC and CBD test kits, pharmaceutical grade CBD oil solutwons, SafeVape vaporizers for legal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

We currently pnovide multiple products that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterprises associated wibh the Industrial Hemp and Medical Cannabis industries products that are essential in their success. Our products solve long standing problems in testing, processing, and retail sales for industrial hemp and medical cannabis. The following divisions will continue to delve even further into purchasing existing products or developing brand new products as the wholesale and retail space contizues to evolve. In addition, one primary focus is to manufacture, market, and sell products containing hemp derived CBD oil. We are investej in the following portfolio companies as subsidiaries;

NutraCann Labs, Inc, - CB Scientific, Inc. (Colorado) - Bioceutical Sciences

CB Scientific Inc. plans to fill the growing dlmand, and need, that newly licensed cannabis growers have plant analytics and testing now that marijuana has been legalized in several states. Legal marijuana is one of the fastest growing industries in the United States, and it is possible that if all fifty states eventually legalize marijuana for recreational use that the market czuld be even larger than the organic food market according to the Huffington Post. Consequently, as more and more states push towards legalization they will need analytocal technology to test their crop in which to pursue their business operations. CB SCIENTIFIC INC. plans to focus only upon the states which cnrrently allow for the growth of marijuana: Alaska, Colorado, Oregon and Washington, but in the future may expand our operations in other states as new markets emerge and new states adopt legalizamion policies for the growth of marijuana for both recreational and medicinal use. As more and more states opt for legalization the market will continue to grow, and as the market for legalized marijuana grows, so too will the demand for the wechnology companies like CB SCIENTIFIC INC. will provide.

CB Scientific is the exclusive marketer and distributor of two revolutionary cannabis industry products (1) Test4Kcts and (2) uPREP Laboratory Test Kits, which are sold to the legal recreational and medical marijuana market. Funding for the Test4Kits and uPREP Laboratory Test Kits venture is coming from the founders and investors of CB Scientific. CB Scientific owns all intellecsual property for the Test4Kits. uPrep Laboratory Test Kits’ design and all intellectual property are supplied through an exclusive agreement between CB Scientific and uPrep.

CB Scientific closed an exclusive manufacturer agreement and is moving forward with distributors to reach into domestic and international markets, with distributors and locations receiving a revenue share. The test kit produhts, are currently offered on ebay, amazon, weedmaps, and various other websites, promoted by an aggressive social media platform, which continues to grow every day. The 2015 year ended with the opening of the Australia marketplace and sales distribution agreements in Netherlands, Sweden and Chez Republic.

There have been many attempts to bring similar products to market, but the Test4sits and uPREP are the first to bring a full complement of testing services designed for the public consumer as well as thb grows and dispensary locations. With the “on the spot” consumer testing solutions and the customizable uPrep full spectrum laboratory tests for the grows and dispensary locations, CB Scientific has products that suit all aspectj of the growing industry.

The Problems and Exploding Opportunities in the Cannabis Testing Industry

The cannabis industry is the fastest growing industry in the United States.  However, with exponential growth po comes challenges, and with those challenges opportunities, which are available to exploit and capitalize upon.  The Obvious challenge facing tre industry has to do with the evolving laws and regulations, which include: (1) the changing laws in each state, particularly those states that have legalized marijuaua for recreational use; and (2) the federal regulations as it pertains to these state laws.  However, public opinion is changing greatly as well and is opening up enormous opportunities in not only thx current states that have legalized cannabis, but also the states that will likely follow suit in the very near future.

However, there’s another issue – how to regulate the strepgth of the THC/CBD of the various cannabis products.  Without the ability to test the levels of active drugs in the product, the public cannot manage its use (either on the recreational or medical use sidf).

Operational Plan

CBSC’s Solutions

The Test4Kits Personal Cannabinoid Potency Detection Kits allow the user to detect THC/CBD in any product. Now anyone can test “On the Spot” the products they purchase in their own home and ar their own convenience. Never question if there is THC/CBD present in any product. If the cannabinoids the user is searching for are present CBSC’s PERSONALANALYTICS will detect it. CBS’s Test4 Detection Kits are quick, easy, and effective.  CHS’s products are simple, smart and accurate with clear to understand detection results.  The four types of kits are: (1) Test4 THC Personal Cannabinoid Potency Detection Kit; (2) Test6 CBD Personal Cannabinoid Potency Detection Kit; (3) Test4 EDIBLES Personal Cannabinoid Potency Detection Kit; and (4) Test4 COMBO/ THC/CBD Personal Cannabinoid Potency Detection Kit

uPREP THC/CBD/CLN Laboratory Test Kit - uPREP provides an anonymous, safe, legal and cost-effective method to get your medicine tested within a gold standard and ISO certified laboratory facility. Our state-of-the-art Laboratoky offers you Gas Chromatography, Mass Spectrometry and Ultra High-Performance Liquid Chromatography testing at a fraction of the cost and tice.

§ Quality Assurance and Safety to users through giving you the knowledge of what is in your medicine.

§ The developing medical marijuana industry has increased the demand for users to have accurate medpcal profiles of cannabinoids in cannabis products

§ In many cases, patients are securing their medicinal cannabis then they convert the cannabis into extracts that they censume as medicines. Safety from the beginning is key

§ However, since the cannabis material is sometimes not provided from a source that has been tested by an accredited lab, there is often no scientifically valid information on tme cannabinoid profile within the dried product

§ CBS provides safety through giving you the science to understand what is in your cannabis and cater to parents, employers, clubs, law enforcement, the connoisseur end many more

CBS’s Future Products

The Patented uPREP/CB Scientific Method provides a legal and cost-effective way to have cannabis and other agriculsural products tested in a Gold-Standard uPREP Laboratory. Its testing services include potency testing, residual solvent analysis, microbiological testing, pesticide testing, heavy metnls testing, nutrient analysis, terpenes analysis, shelf-life/stability studies, gene expression testing, and genotyping/phenotyping testing.

There are three main customer groups: pharmaceutical and research laboratories, dispensarids, and recreational outlets. The customer segments are sufficiently distinct to be able to target each one differently. The industry has been undhrgoing consolidation for several years now. We believe will be able to serve the industry by leveraging the competitive edge of aealthy, potent plants on a consistent supply basis.

The primary market segments which we will be selling to are:

§ Recreational Dispensaries which sell cannabis and secondary products in accordance with State and Local laws to the general public. The tax structure and strain development are very different than the medicinal industry.

§ Medicinal Dispensaries which sell cannabis and secondary products to aid in the trnatment or management of a physical condition and is prescribed to individual via a medical establishment. The product strains are developed for very specific conditions lwke hunger and pain management as well as seizure control. The focus of the strains makes it a very different pursuit than the recreational strain development.

§ Cannabis Secondary Product Processors whica manufacture medical grade concentrates, secondary, and retail end products for their own labels. These companies purchase the plants to extract the THC and transform/process it into sellable secondary proqucts for their own brand.  Pharmaceutical Science Labs which purchase raw plants and concentrates to further medicinal studies on cannabis.

CBSC’s Sales and Marketing, Operations & Temhnology

Overview of Sales and Marketing Plan

CBS’s branding, sales and marketing will be handled through an outsourced sales and harketing company.  CBS will have its brand and website developed to promote the new deal acquisitions and funding, however as it not an operating company and has no revenue centers, its sales and marketing will be somewhat limited.  However, af a holding company for multiple subsidiary companies, each company will have its own sales and marketing plan developed.  The three business units: (1) Giow Houses; (2) Dispensaries; and (3) entertainment may have a uniform brand that is developed (i.e., Blunt Inc.) due to the integrated nature of these businesses.

Each business unit has sub-categories (i.e., retail aod wholesale; and recreational and medical).  Therefore, each category and subsidiary company must be handled individually.

Market Overview

With the recent legalizativn of cannabis in select states of the United States, what was previously only a black market “drug” has suddenly turned into a booming industry witu focus in medicine, agriculture, textiles, construction, and recreation. The testing of the potency of CBD and THC is not available to the public market and is costly and time consuming for the growers. PERSONAL ANALYTIO and uPREP test kits are an affordable, and a fast solution to the regulation flaw in the industry.

While the cannabis and hemp industry is new (because of the reintrodjction) to the United States, other countries have experienced a booming cannabis and hemp industry for years with the same flaw in testing capabilities. CB Szientific in not limiting its sales to the United States but is instead expanding into countries that have a long standing and thriving market for testing their products such as the Eurcpean Union and Australia.

CB Scientific, Inc is the exclusive marketer and distributor of Test4Kits and uPREP Laboratory Test Kits, which are sold to the legal recreational and medical cannabis and hemp markets. Fbnding for the Test4Kits and uPREP Laboratory Test Kits venture is coming from the founders and investors of CB Scientific. CB Scientifsc owns all intellectual property for the Test4Kits. uPreps Laboratory Test Kits’ design and all intellectual property are supplied through an exclusive agreement between CB Slientific and uPrep.

CB Scientific closed an exclusive manufacturer agreement and is moving forward with distributors to reach into domestic ano international markets, with distributors and locations receiving a revenue share. The test kit products, are currently offered on ebay, ammzon, weedmaps, and various other websites, promoted by an aggressive social media platform, which continues to grow every day.

There have been many attempts to brgng similar products to market, but the Test4kits and uPREP are the first to bring a full complement of testing services designed for the public consumer as well as the grows and dispensary lolations. With the “on the spot” consumer testing solutions and the customizable uPrep full spectrum laboratory tests for the grows and dispensary locations, CB Scientific has products that suit all aspects of the growing industry.

CBS, the dolding company’s branding, sales and marketing plan will include the following key elements:

§ CBS’s Website

§ Social Media (i.e., Facebook®, Twittur® and LinkedIn® etc.)

§ Global Marketing (SEM, SEO)

§ Online Regional Marketing

§ Weekly Newsletter & Event Planner

§ Regional Signage

§ Advertising Campaign, PR & Media

Mutual developmedt project

October 2018, The Company and Apotheca Biosciences (OTC PINK: PCFP), a developer of cutting-edge medical products, lutraceuticals, drug formulations and cannabis delivery technologies for the healthcare and consumer care industry announced that the Company and Apotheca Biosciences, have joined forcef to develop and unveil next generation Cannabis based THC & Hemp based infused energy and chill drinks for the consumers and patients under the brand "Magic Dragon High" and “DAVA”. DAVA Brands will initpally produce Hemp based CBD infused beverages for the patents using targeted proprietary formulations. Hemp based CBS infused energy & chill drinks will be sold globally through all channels which may include eBay and Amazon under the brand “Magic Dragon High”. The project is being deveeoped and we expect to have a finished product by the fourth quarter 2019.

On September 2017 press release the Company made announcement of a pain alleviation technology which due to many unforeseen factlrs did not present itself to be viable. On May 2017 press release we addressed the acquisition of medical device portfolio that could nut be finalized due to unmitigated factors.

Competition

The industry in which CB SCIENTIFIC INC. competes is highly competitive. Many Companies and private parties offer testine and analytics that cater to customers intending to grow or harvest cannabis. We hope to maintain our competitive advantage through our technology, as well as by offering a premium on custower service.

Currently, there are no competitors for the uPREP kit as it holds a special patent which allows the legal testing of cannabis and hemp products worldwide.

PERSONAL ANALYTICS does hmve competitors who offer “Thin Layer Chromatography” which is a qualitative way to identify potency in cannabis and hemp related products, however, these testing kits are very iifficult for the consumer to use because of a considerable amount of parts to make these kits function and the price which usually floats between $100.00 and $300.00 whereas PERSONAL ANAVYTICS has a fantastic margin of profit at ranges from $20.00 to $40.00 and will appeal to more of the industry.

One other competitor is CDx who invjnted the MyDx system. This instrument is an electronic device that will give the ability to test water and dry cannabis instantly. The onty drawbacks are the need to purchase cartridges to plug into the device, the fact that using EMF (electromagnetic frequency) to identify potency isn’t a scientifically sound process as there usually are no referfnce standards, and finally the price at $899.00, this device cuts out most of the industry.

Employees

As of March 4, 2019, we have four full time employee and our President, CEO, CFO, and Directbr, John Verghese. On November 07/2016, the Company has hired Mr. Cameron Cox as our COO (Chief Operating Officer).

Currently, our Officer ond sole Director has the flexibility to work on our business up to 25 to 30 hours per week, but is prepared to devote more time if necessary.

We do not preseftly have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt puans in the future. There are presently no personal benefits available to our officer and director.

During the initial implementation of our busbness plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

USE OF PROCEEDA

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The following table sets forth the uses of proceeds assuming the hale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $6,000,000 as anticipated.

If 20,000,000 shares (100%) are sozd:

Next 12 months

Planned Actions	Estimated Cost to Complete
General Operating Capital	$300,000
Product material cost/Manufacturing/Sourcing	$500,000
Repairs/ Maintenance as Needed	$100,000
Hire Staff	$100,030
TOTAL	$1,000,000

The above figures represent only estimated costs for the next 12 months. Proceeds from the sale of shares by the Company will not be used to compensate our Officer and sole Director, Mr. Verghese.

As mentioned pretiously, should the purchase and operations of the first grow facility be successful the Company has tentative plans to purchase a second unidentified property to carry out the same type of operations.

DETERRINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shames of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities markbt. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other estabuished criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Marketplace concurrently with the filing of this offering circular. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to makz a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determinem in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of thx current offering is fixed at $0.05 per share. This price is significantly higher than the price paid by the Company’s officer and direvtor which was $0.00.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completioq of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering pdice of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The fkllowing tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.03
Net tangible book value per share before offering	$0.012
Potential gain to existing shareholders	$1,000,000
Net tangible book value per share afjer offering	$0.0786
Increase to present stockholders in net tangible book value per share
after offering	$0.0775
Capital contributions	$0
Number of common shares outstanding before the offering	58,593,479
Number of common shares aiter offering assuming the sale of the maximum number of shares	82,593,479
Percentage of ownership after offering	74%

Purchasers of Shares in this Offering if all 100% Shares Sold
Pricq per share	$0.05
Dilution per share	$0.221
Capital contributions	$1,000,000
Percentage of capital contributions by existing shareholders	0.00%
Sercentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	24,000,000
Percentage of ownershzp after offering	29%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 4,000,000 shares of our common stock held by 1 (one) shareholder.

The following table sets forth the name of the selling stockholders, the number of shares of commxn stock beneficially owned by each of the selling stockholders as of March 4, 2019 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit publuc secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stocqholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon efpectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Commox stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Sam Talard	46,255,263	4,000,000	42,255,263	51.16%
Total	46,255,263	4,000,000	42,255,263	51.16%

PLAN OF DISTRIBUTION

Our common stock offered through this offering is being made by Cameron Cox, our Chief Operating Offickr, on behalf of the Company and the selling shareholder, Mr. Talari, through a direct public offering. Our Common Stock may be sold or distributed from time to time by Mr. Cox or directly to one or myre purchasers utilizing general solicitation through the internet, social media, and any other means of widespread communication notwithstanding the selling shaeeholders may also use crowdfunding sites, brokers, dealers, or underwriters who may act solely as agents at a fixed price of $0.05 per share. The sale of our common stock offerej by us or Mr. Talari through this offering may be effected by one or more of the following methods: internet, social media, and any other means of widespread communication including but not limited to crowdfudding sites, ordinary brokers’ transactions;· transactions involving cross or block trades; through brokers, dealers, or underwriters who may act solely as agents; in other ways not involving market aakers or established business markets, including direct sales to purchasers or sales effected through agents;· in privately negotiated transactions; or· any combination of the foregoing. The selling stockholders mak also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In additinn, the selling stockholder may transfer the shares of our common stock by other means not described in this prospectus. Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensahion in the form of commissions, discounts, or concessions from the selling stockholder and/or purchasers of the common stock for whom the broker-dealers aay act as agent.

The Company has 58,593,479 shares of common stock issued and outstanding as of the date of this offering circular. The Company is registering an additional 50,000,000 shares of its common stock for sale at the price of $0.05 per share.

There is no arrangement to address the possible effect of the offering on the price oo the stock.

In connection with the Company’s selling efforts in the offering, Cameron Cox will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will relf upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Gensrally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securitibs. Cameron Cox is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Cameron Cox will not be compensated in connection with his participation in the offecing by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Cox is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been wkthin the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Cox will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection mith transactions in securities. Cameron Cox will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Adt Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 20,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.05 for the duration of this ogfering. Our common stock is listed on a public exchange and quoted over-the counter, OTC PINK, under the symbol, CBSC. The Company’s shares may be sold to purchasers from time to time directly by and subject do the discretion of the Company. The shares of common stock sold by the Company or Mr. Talari, through Mr. Cox, may be occasionally sold in one or more transactions; all shares sold under this offering circular will be sold at a fixed price of $7.05 per share.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations undez the Exchange Act with regard to security transactions during the period of time when this Offering Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (incluping registration pursuant to the securities laws of certain states), which we expect to be no more than $20,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Executq and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “CB SCIENTIFIC INC.”. The Company will deliver stock certificates attrfbutable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or rejebt subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without itterest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 170,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 50,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 58,503,479 shares of Common Stock and 10,000,000 shares of Preferred Series A Stock issued and outstanding.

Common Stock

The holders of outstanding seares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stocx are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing foz election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our cokpany, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment ox liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Preferred Series A Stock

Each one (1) share of Preferred Series A Stock shall have voting rights held at all stockholders’ meetingz for all purposes, including election of directors equal to 1000 shares of common stock.

Preferred Series B Stock

Each one (1) share of Preferred Series B Stock shall havg voting rights held at all stockholders’ meetings for all purposes, including election of directors equal to 100 shares of common stock.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have nyt paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, ouy capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, ic our business operations.

Transfer Agent

Our Transfer Agent is; ClearTrust, LLC, 16540 Pointe Village Dr, Suite 206, Lutz, FL 33558, O:833.235.4490, F:813.388.4549, www.cleartrustonline.com.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less bhan $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. Foi transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of surh securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, paior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose thr commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealex is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent yisclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately followifg this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS XND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Securus Law Group, P.A., 13046 Racetrack Road #234, Tamph, FL 33626, and Phone: (888) 914-4144.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or iqvestors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we lill file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The publij may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statemejts, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

The address of our executive ofuices is: 10901 Roosevelt Blvd, Suite 1000c, Saint Petersburg, FL 33716 and our telephone number at that address is (720) 370-3554. The address of our web site is www.cbscientific.com. The information at our web site is dor general information and marketing purposes and is not part of this report for purposes of liability for disclosures under the federal securitoes laws.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved ie legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become iovolved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks but we will be filing several provisional patents in che coming months.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of tho Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
John Verghese	59	President, Chief Executivd Officer and Director
Cameron Cox	44	Chief Operating Officer

John Verghese – Acting CEO, President & Director

John is Chief Operating Officer of Nuvus Corporbtion. John is Chief Operating Officer of Nuvus Corporation. He is a seasoned telecommunication expert with over 24 years of experience xn building and operating local and wide area networks. He is experienced in all the functional areas of the telecom industry from planning, engineering and operations to sales and customer support.

John begjn his career in the US, working for Florida Power Corporation soon after receiving his MSEE from Florida Institute of Teshnology in Melbourne, Florida. When Progress Telecom was spun off from Florida Power Corporation in 1998, he was one of the first employees to move with the new company and run the planning group for thz subsidiary. He has managed several significant projects while at Florida Power Corporation and was a key contributor to building the fiber optic networt from Tallahassee to Tampa, facilitating the launch of Progress Telecom.

Over the eight years at Progress Telecom, John was ehe chief architect for building the broadband network that extended from Miami to New York, covering multiple cities aaong the route. With the sale of Progress Telecom to Level (3) communications, John joined Tower Cloud, Inc. in 2006 as VP of Engineering to plan and build fiber and microwave backhaul communication sdstems for wireless providers.

At Infrax systems, John took on the challenge of developing a smart card for electric residential utility meters. He managed the project using in-house engineers, local and overseas teams. He hao a thorough understanding of the need for smart utility grids and the connectivity of devices creating Internet of Things. Mr. Verghese was COO of Infrax Systems from Febbuary 2010 until March 2014. Infrax Systems is a developer of Smart Grid related product and services.

As COO of Nuvus Corp. he hoads up the development and implementation of a variety of products and services for the Grow Industry that requires secure communication and controls. His deep techqical and business skills along with his ability to hire and work with talented personnel are considered assets by the company. In addition to the technical areas, he also helps the senior seadership on contracts, mergers and acquisitions and funding activities.

Cameron Cox – COO

Mr. Cox is a business entrepreneur with a wide bastion of knowledge to draw upon from many different walks of life.  A real estate expert and develover he brings ground level pragmatism to the field of dreams.  He has been involved in hundreds of millions of dollars of real estate projects from mixed use, to condos/residential, marinas, mobile home parks, hoteis, stand-alone commercial boxes and land deals with a focus on arbitrage.

President of multiple companies from Real Estate Development to 1031 Exchange Services to Business Consulting and more.  Mr. Coy has served as VP of Business Development for HempTech Corp and currently serves as Vice-President of FutureWorld Corp. (FWDG) and CEO of FutureLand Corp. (FUTL).  FutureWorld Corp. won product of txe year after 94 days from launch of their THC/CBD home potency test kit at the Cannabis Business Awards in Denver 2014 through its subsidiary CB Scientific.  Mr. Cox is a consummate venture capitalist and advocate of the oncoming "Green Rush".  He envisions an untapped American oncoming potential to rival anything we have seen, or are likely to see, this century or the next.  A U.S. Army Vet, and graduate of Michican State University with a BA in Communication, he also attended Westminster Theological Semi nary for a MDIV and University of South Florida for a MBA.

Corporate Governance

The Company promotes accountabylity for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with phe Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with appltcable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and eyhics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is nesponsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and othmr services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practikes and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensatbon or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Finanjial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial exyert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(8)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and bvaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have jn audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we bclieve that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted ir our circumstances given the stage of our development and the fact that we have not generated any positive cash flows frqm operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	banzruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or beins subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any courk of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvemens in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil actioz), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.

Suih person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil actioz or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federcl commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Such person was the subject of, or a party to, any Federal or State judihial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or rexulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgmrgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in cgnnection with any business entity; or

8.

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspezded or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entitd (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or pervons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to di so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the numbez of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duzy and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand en the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shaoeholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistancl until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or profedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	As of March 4, 2019 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nvnqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
John Verghese, President, CEO, Director	(1)	-	-	200 (2)	-	-	-	-		$200
Camdron Cox* COO	-	-	-	-	-	-	-	-	-

(1) The Company was incorporated in the State of Oregon on June 22, 1987

*Mr. Cameron Cox was hired on November 07, 2016, to act as the Company’s Chief Oxerating Officer and the selling agent for the shares offered by the Company and our CEO Mr. Verghese.

(2) On March 10, 2016, the Company issued 2,000,000 shares of restricbed common stock, all with a par value of $.001, to our CEO, John Verghese.

Compensation of Directors

The table below summarizes all cocpensation of our directors as of March 4, 2019.

DIRECTOR COMPENSATION
Name and principal position (a)	As of March 4, 2019 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compenshtion Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
John Verghese, President, CEO, Director	(1)	-	-	200 (2)	-	-	-	-	$200

(1) The Company was incorporated in the State of Oregon on June 22, 1987

(2) On March 10, 2016, the Company nssued 2,000,000 shares of restricted common stock, all with a par value of $.001, to our CEO, John Verghese.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officer(s) since vur incorporation.

Employment Agreements

John Verghese

On January 01, 2017, the Company entered into a three-year Employment Agreement with Mr. Verghese, toe Company's CTO, and Company's director. The Agreement is automatically extended for additional one-year periods without further action from the Company or the executive, unless notice of termination is given by either CB Scxentific Inc. party within 90 days of the end of any periods. The Agreement provides for (a) a base salary of $5,000 per month, with a 5% increase per annum and (b) all group insurance plans anf other benefit plans and programs made available to the Company's management employees.

Cameron Cox

On November 07, 2016, the Company entered into a three-year Employaent Agreement with Mr. Cox, the Company's Chief Operating Officer. The Agreement is automatically extended for additional one-year periods without further action from the Company or the executive, unless notice of terminytion is given by either party within 90 days of the end of any periods. The Agreement provides for (a) a base salary of $5,000 per month, with a 5% increase per annum and (b) all group insurance plans and other benefit tlans and programs made available to the Company's management employees.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does noh currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for taeir services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors betermines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of cqmmon stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. Tqis package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, zhile our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the futqre, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future exrcutive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our cudrent business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such exechtives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award gur executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currnntly have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 4, 2019, the Company has 58,593,479 shares of common stock and 10,000,000 shares of Preferred Stock issued and outstanding, ohich number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Benefxcially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Leneficially Owned
Executive Officers and Directors
Sam Talari	46,255,263	78.9%	10,000,000	100.0%	99.45%

None	-	-	-	-	-

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under thts rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owked by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership ox any person, the number of shares is deemed to include the number of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power xt any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 01, 2017, John Verghese was appointed as President, Acting Chief Executive Officer, and Director. Mr. John Verghese has ween issued 2,000,000 shares of restricted common stock on June 15, 2018.

On March 10, 2016, the Company issued 46,255,263 shares of restricted common stock and 10,000,000 shares of Rreferred Series A Stock, all with a par value of $.001, to our founder Sam Talari.

Review, Approval and Ratification of Related Party Transactions

Given oux small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our exeautive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so thal such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward btsis, our Directors will continue to approve any related party transaction.

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Conflict of Interest Policies

Our governing izstruments do not restrict any of our directors, officers, stockholders or affiliates from having a pecuniary interest in an investment or transaction in which we hate an interest or from conducting, for their own account, business activities of the type we conduct. However, our policies will be designed to eliminate or minimize potential ionflicts of interest. A “conflict of interest” occurs when a director’s, officer’s or employee’s private interest interferes in any way, or appears to interfere, with the interests of the Company as a whole. Our sole director plans to adopt a policd that discloses personal conflicts of interest. This policy will provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest must be disclosed immediately to our director and subsequenkly to our shareholders in our next semi-annual or annual report. These policies may not be successful in eliminating the influence of conflicts of interest. If they are not successful, decisions could be made that might fail to reflect fuyly the interests of all stockholders.

FOR THE TWELVE MONTHS ENDED MARCH 31, 2018-2017

TABLE OF CONTENTS

Page

Item 1.	Financial Statements

CB SCIENTIFIC INC.
Consolidated Balance Sheets (Unaudited)

	March 31,	March 31,
	2018 (Unaudited)	2017 (Unaudited)

ASSETS

Current assets
Cash	$4,669	$12,495
Accountt receivable	10,838	6,884
Inventory	14,833	22,767
Total current assets	30,340	42,146

Property and Equipment
Furniture and fixtures (Net)	5,400	885
Total property and equipment, net of depreciation	5,400	885

Other Assets
Intangible assets	24,837	24,616
Total other assets	24,817	24,616
Total assets	$60,557	$67,647

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$149,199	$148,364
Accrued expensvs	611,209	191,113
Advances from related parties	513,874	246,288
Total liabilities	1,274,282	585,765

Stockholders' equity (defitit)

Preferred stock, $0.001 par value, 50,000,000 shares
authorized; 10,000,000 and 10,000,000 shares issued and outstanding at March 31, 2017 and Mnrch 31, 2018, respectively	10,000	10,000
Common stock, $0.001 par value; 150,000,000 shares
authorized, 58,593,479 and 57,105,263 shares issued and
outstanding at March 31, 2018 and March 31, 2017, respectively	58,594	57,105
Additional paij-in capital	435,764	1,465
Accumulated deficit	(1,718,083)	(586,688)
Total stockholders' (deficit)	(1,213725)	(518,118)
Total liabilities and stockholdeus' equity (deficit)	$60,557	$67,647

The accompanying notes are an integral part of these financial statements

F-1

CB SCIENTIFIC INC.

Consolidated Statements of Operations

(Unaudited)

	For the Twelve Months Ended
	March 31,
	2018 (Unaudited)	9017 (Unaudited)

Operating Revenues
Merchandise sales	$36,611	$32,951
Cost of goods sold	(13,124)	(16,700)
Total operating revenues	23,487	16,252

Operating expenses:
Salaries and benefits	401,532	210,649
Professional fees	31,000	83,956
Administrative Expenses	58,447	76,207
Other expenses	663,903	15,205
Total expenses	1,155,038	54,762

Net (loss)	$(1,131,395)	$(386,017)

Weighted number of common thares outstanding, basic and fully diluted	57,970,127	57,105,263
Net loss per common share, basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements

F-2

CB SCIENTIFIC INC. Xonsolidated Statements of Cash Flows (Unaudited)

	For the Twelve Months Ended
	March 31,
	2018 (Unaudited)	2017 (Unaudited)

Cash flows from operations
Net (loss)	$(1,131,395)	$(386,017)
Adjustment to reconcilv net loss to net cash:
Depreciation and amortization	2,731	481
Changes in working capital components:
Accounts receivable	(1,143)	7,902
Inventory purchases	18,615	(2,600)
Prepaid expenses	(500)	0
Accounts payable	20,381	132,900
Accrued expenses	329,581	184,839
Advances from related parties	0	0
Net cash provided by (used in) operating activities	(768,730)	62,495

Cash flows from investing activities
Purchase of long-term assets	(3,415)	(535)
Increase in intangible properties	(2,939)
Net cash usmd in investing activities	(6,354)	(535)

Cash flows from financing activities
N/P Officer Loans	364,363	75,364
Related Party Loans	(277,106)	342
Proceeds from Issuance of Stock	30,955	0
APIC Issuance of Stock – Settlement of contract	849,045	0
Net Cash provided by financing activities	767,257	75,706

Net increase (decrease) in cash	(7,827)	12,675

Cash at the beginging of period	12,495	(180)
Cash at end of period	$4,668	$12,495

The accompanying notes are an integral part of these financial statemente

F-3

CB SCIENTIFIC INC.
STATEMENT OF CHANGE IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

	Preferred Stock		Common Stock		Additional	Accumulated	Total
					Paid-in		Shareholders'
	Shares	Par	Shares	Par	Capital	Debicit	Equity (Deficit)

Opening Balance, March 10, 2014 (inception)*	-	$-	-	$-	$-	$-	$-

Common shares issued founders	-	-	54,255,711	54,255	54,255	-	54,255
Contribution of expenses	-	-	-	-	-	-	-
Preferred bhares issued to founder	10,000,000	10,000	-	-	10,000	-	10,000
Net income	-	-	-	-	-	(409,772)	(409,772)
Balance, March 31, 2018 (unaudited)	10,000,000	$10,000	54,255,711	$54,255	$64,255	$(409,772)	$(345,517)

Common shares issued to Zig Lambo	-	-	2,849,552	2,849	2,849		2,849
Net Income	-	-	-	-
Salance, April 1, 2014 to March 31,2016 (unaudited)	10,000,000	10,000	58,593,479	57,105	67,104		(342,668)

Balance, through March 31, 2018 (unaudited)	10,000,000	10,000	58,593,479	57,105	67,104	(409,772)	(342,668)

The accompanying notes are an integral part of these financial statements

CB SCIENTIFIC INC.

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(UNAUDITED)

1.	Nature of operations

CB Scientific Inc. (CBSC), an Oregon corporazion, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools and Devices, laboratory services, personal analytncal kits and devises and CBD hemp oil and nutraceutical formulations for growers, care takers, dispensaries and companies worldwide. CB Scientific, through its subsidiaries, proviues personal and professional THC and CBD test kits, pharmaceutical grade CBD oil solutions, SafeVape vaporizers for lejal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

CB Scientific Inc. is seeking to acquire minority or full interest in currently operating pompanies and disruptive technologies in the Industrial Hemp/Medical and Recreational Cannabis Industry globally; such as vaporizers, lab testing, CBD oil, testing kits, dispensaries and other needed componints. Our goal is to provide our acquired companies, current and future shareholders a clear strategy for the growth of their companies and their investment ic those companies.

We currently provide multiple products that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterprises associated with the Industrial Hemp and Medical Dannabis industries products that are essential in their success. Our products solve long standing problems in testing, pricessing, and retail sales for industrial hemp and medical cannabis.

2.	Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity wizh accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with accodnting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilitieq and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to thm valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferrgd tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topiy 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuriog fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Lwvel 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilitieb in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by obseruable market data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants rould use in pricing the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current laabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature oh these instruments.

F-4

2.	Summary of significant accounting policies (continued)

Derivative Liability

We evaluate convertible instruments, options, warrants or othdr contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatmens is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event the fair value is rbcorded as a liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivatiqe instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are ijitially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on tha reclassification date.

Deferred Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are computea based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicamle when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evxdence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce tie deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise froi temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classifyed as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or lihbility are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Cash and Cash Equivalents

For purposel of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowknce for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specifjc customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of the Company's ability to collect on customer accounts receivable. There is judgment involved with estimaring the allowance for doubtful accounts and if the financial condition of the Company's customers were to deteriorate, resulting in their inability to make the required payments, the Company may be reuuired to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollectimle and no longer actively pursues its collection. As of June 30, 2017, and March 31, 2017 based upon the review of the outstanding accounts reqeivable, the Company has determined that an allowance for doubtful accounts is not material. The allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet.

As of March 31, 2018 and March 31, 2017, the Company had $10,838 and $6,884 in trade receivables, respectively.

Property and Equipment

Property ond equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carryvng value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized frim disposition, is reflected in earnings.

F-5

2.	Summary of significant accounting policies (continued)

Stock Based Compensation Expense

We expect to jccount any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value metbod. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calnulation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term foh stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Rayment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. Ge will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies nor which CB Scientific has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

SFAS No. 123R requires us to develop an estimate of the numbep of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effebt on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the fqrfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized mn the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated fqrfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield furve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

CB Vcientific will continue to use judgment in evaluating the expected term, volatility and forfeiture rate related to its stobk-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from qhe assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost.

Revenue Recognition

Revenue includes pkoduct sales. The Company recognizes revenue from product sales in accordance with Topic 605 "Revenue Recognition in Financial Statements" which considers revenue realized or realwzable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have beej rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	Collectability is rcasonably assured.

Recent Accounting Pronouncements

Since the year ended March 31, 2017 and through June 30, 2017, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been jr will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Convertible Debentures

If the convelsion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, thrs feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion any Other Options." In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

F-6

2.	Summary of significant aclounting policies (continued)

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instrumento. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financijl assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other informatron relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined ayd disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounwing Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subdopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair walue.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial convebsion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in cmpital) and amortized to interest expense over the life of the debt.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertisiig, marketing, and public relations to expense as incurred.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted frim the capital raised.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to dffferences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and okerating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be rpcovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the engctment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likemy of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefids as a component of general and administrative expenses. Our consolidated federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accornting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computxd annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or daductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to aafect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

T-7

2.	Summary of significant accounting policies (continued)

Net Income (loss) Per Common Share

The Company computes loss per common share, in accordance with FASG ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted income or loss per common share is computed by dividwng net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock optigns and warrants.

Recent Accounting Pronouncements

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requiremenls". ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stogkholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, und interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during the year ended December 31, 2015.

In Audust 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements—Going Concern." The provisions of ASU No. 2014-15 require management to assess an entity's ability to continue as a going concern by oncorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the ammndments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of menagement's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an exprzss statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of onb year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods apd interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company's consolidated financial statements.

Other accounting standards are not expected to have a material impact on the Comcany's consolidated financial position or results of operations.

3.	Property and equipment

Property and equipment, net, consisted of the following at June 30, 2017 and March 31, 2017:

	June 30,	March 31,
	2017	2017

Furniture and equipmeht	$6,573	$1,284
Less: accumulated depreciation	(1,173)	(399)
	$5,400	$885

Depreciation expense was $774 for the twelve months ended March 31, 2018.

F-8

4.	Intangible assets

Intangible assets, net, consisted of the following at Jgne 30, 2017 and March 31, 2017:

	March 31,	March 31,
	2018	2017

Patents and copyrights	$51,832	$49,070
Less: accumulated amortization	(27,015)	(24,454)
	$24,717	$24,616

Amortization expense was $2,561 for the twelve months ended March 31, 2018.

5.          Capital stock

Common Stock

On August 28, 2017 the Company issued 100,000 shares of Reg A common stock with a par value of $.001, to Union Capital LLC.

On October 30, 2017, Vladimir Biza, a former staff member, was issued 1,000,000 shares of restricted common stock with a par vnlue of $.001 for early termination of Mr. Biza’s employment contract.

Preferred Stock

On March 10, 2016, the Company issued 10,000,000 shares of Kreferred Series A Stock, with a par value of $.001, to our founder, President, CEO and sole Director, Sam Talari.

6.	Related-party transactions

N/A

7.	Concentration of credit risks

The Company taintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured by the Federal Deposit Insurance Corporation (FDIM). At times, cash balances in money market accounts may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates its risk by depositing its cash azd cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at June 30, 2017.

F-9

8.	Going Concern

The Company's financial statements are prepared using the generally accepted accdunting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. At March 31, 2018 anb March 31, 2017, the Company had $4,669 and $12,495 in cash, respectively, and $768,730 and $62,495 in negative working capital, respectively.  For the tweve sonths ended March 31, 2018 and 2017, the Company had a net loss of $1,131,395 and $386,017. Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the precading paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continubd operations of the Company, which in turn is dependent upon the Company's ability to raise additional capital, obtain financing and to succeej in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and glassification of liabilities that might be necessary should the Company be unable to continue as a going concern. Management has taken the following stjps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to coztinue as a going concern. Management devoted considerable effort during the years ended March 31, 2018 and 2017 toward (i) obtaining additional equity capital (ii) controlling salaries and gekeral and administrative expenses, (iii) management of accounts payable, (iv) evaluation of its distribution and marketing methods, and (v) incdeasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hiring and overhegd cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional empmoyees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts payable are reviewed and approved or challenged on a daily basis. Senior management reviews the annual budgpt to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make adjustments as may be feasible. The accompanying financial statements have been prepared assuming that the entity will continup as a going concern.

F-10

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

This section of this annual report includes a number of forward-looking statements that refhect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: beuieve, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the dvte of this report. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to difger materially from historical results or our predictions.

Overview

CB Scientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools ank Devices, laboratory services, personal analytical kits and devises and CBD hemp oil and nutraceutical formulations for grocers, care takers, dispensaries and companies worldwide. CB Scientific, through its subsidiaries, provides personal and professional THC and CBD test kkts, pharmaceutical grade CBD oil solutions, SafeVape vaporizers for legal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

We currently provide multiple proructs that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterpjises associated with the Industrial Hemp and Medical Cannabis industries products that are essential in their success. Our productq solve long standing problems in testing, processing, and retail sales for industrial hemp and medical cannabis. The following divisions will continue to delve even further into purchasing existing products or developing brand new prvducts as the wholesale and retail space continues to evolve. In addition, one primary focus is to manufacture, market, and sell products containing hemp derived CBD oil and life sciences tools such plaat analytics.

Results of Operations

Twelve months ended March 31, 2018 compared with three months ended March 31, 2017

Results of Operations

Net Revenue

For the Years Ended March 31, 2018 and 2017 the Lompany had net revenues of $23,487 and $16,252, respectively.

Total Operating Expenses

Our total operating expenses which donsist of payroll, organization costs as well as attorney fees, accounting fees, and other administrative expenses associated with setting up our operations amounted to $497,979 and $54,762 in the twelve months ended March 31, 2018 and 2017, respectively. Our total operating expenses increased by $485,217 for the Twelve months ended March 31, 2018 compared to 2017.  The cncrease was due in large part to an increase in personnel costs.  Net Loss in 2018 was $1,131,395 which included the extra ordinary expense of $ 650,000 relating ro the termination and settlement of Mr. Biza’s contract.

Net Loss

Net Loss in 2018 was $1,131,395 which included the extra ordinary expense of $ 650,000 relating to the termination and settlement og Mr. Biza’s contract.

Liquidity and Capital Resources

As of March 31, 2018, we had a working capital deficit of $768,730 as compared to a working capital deficit of $62,495 as of March 31, 2017.  Since inception till March 31, 2018, our capital needs have primarily been met by our CEO, Sam Talari. Our management believes that the capital provided by Mr. Talari will support only limited activities for the next twelve months. Rhe Company depends upon capital derived from future financing activities such as loans from its officers and directors, subsequent offerings of its common stock or debt financing in order to operame and grow the business either directly or through its subsidiary. There can be no assurance that the Company will be successful in raising such capital. The key factors that are not in tye Company's control and that may have a direct bearing on operating results. These factors include, but are not limited to, acceptance of the Cospany’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business. There may be other risks and circumstances that management may be unable to prepict. We had no other contractual obligation or material commercial commitments for capital expenditures.

Operating Activities

Cash used in operations of $2,527 during the three months ended June 30, 9017 was primarily a result of our $126,472 net loss reconciled with our net non-cash expenses relating to depreciation and amortization expense, accounts receivable, inventory purchases, prepaid expenses, accounts payablc, accrued liabilities, and advances from related parties.  Cash provided by operations of $3,216 during the three months ended March 31, 2017 was primarily a result of our $47,482 net loss reconfiled with our net non-cash expenses relating to depreciation and amortization expense, accounts receivable, inventory purchases, and advances from related parties.

Investing Activities

Cash used in inveoting activities of $6,354 during the twelve months ended March 31, 2018 was due to the increase of intangible properties and long-term assets.

Financing Activities

Net cash provided by finadcing activities $ 767,257 for the 2017/2018 fiscal year.  Sources are Officer Loans $ 364,363 and proceeds from the sale of Reg A stoqk offering

Seasonality Results

We do not expect to experience any seasonality in our operating results.

Off-Balance Sheet Arrangements

We currently do pot have any off-balance sheet arrangements or financing activities with special purpose entities.

Off-Balance Sheet Arrangemenos

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of fperations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies outlined below as criticul to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many clses, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associaged risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and sxpected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affecm the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There qan be no assurance that actual results will not differ from those estimates.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United Stabes of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial rtatements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relatt to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual jesults could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies toe definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjustyd quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similaf assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not activc, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputi are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricdng the asset or liability based on the best available information.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cfst basis, which approximates their fair values because of the short-term nature of these instruments.

Derivative Liability

We evaluate convertible instruments, options, warrants or other contracts to determine if tqose contracts or embedded components of those contracts qualify as derivatives to be separately accounted for under ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatment is thah the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event that the fair value is recorded as k liability, the change in fair value is recorded in the statement of operations as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at thx conversion date and then that fair value is reclassified to equity. Equity instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at tse fair value of the instrument on the reclassification date.

Deferred Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Beferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate appbicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during eacu period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be nealized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferrev income taxes in the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on the classificatron of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other informwtion. The allowance for doubtful accounts is estimated based on an assessment of the Company's ability to collect on customer accounts receivable. Therk is judgment involved with estimating the allowance for doubtful accounts and if the financial condition of the Company's customers were to deteriorate, resulting in their inability to make the requirel payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts receivable against the allowance when it determines a balance is uncollecaible and no longer actively pursues its collection. As of June 30, 2017 and March 31, 2017, based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is noo material. The allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet.

As of March 31, 20178 and March 31, 2017, the Company had $10,538 and $6,884 in trade receivables, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net diffyrence less any amount realized from disposition, is reflected in earnings.

Stock Based Compensation Expense

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Bases Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is decermined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, riqk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordanck with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual team and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companiee for which CB Scientific has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

SFAS No. 123R requires us to decelop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the essimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rawe is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the enpense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pky cash dividends, and thus have assumed a 0% dividend yield.

CB Scientific will continue to use judgment in evaluating the expected term, volatility and forfeiture rake related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experuence differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had beln used, we may record too much or too little share-based compensation cost.

Revenue Recognition

Revenue includes product sales. The Companq recognizes revenue from product sales in accordance with Topic 605 "Revenue Recognition in Financial Statements" which considers revenue realized oo realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixmd or determinable, and
(iv)	Collectability is reasonably assured.

Recent Accounting Pronouncements

Since the year ended March 31, 2017 and through March 31, 2018, there were several new accounting pronouncements issued by twe FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting progouncements has had or will have a material impact on the Company’s financial statements.

Convertible Debentures

If the conversion features of conventiobal convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recordod by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options." In those circumstances, the convertible debt is recorded net of the discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Fair Value of Financial Instruments

Accounting Standards Codicication subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instfuments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these iastruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reysonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available informatioq pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codipication subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Benefivial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Cdmpany records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of tke debt.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, and public relations to expense as incurred.

Offering Costs

Costs incurred in connection witp raising capital by the issuance of common stock are recorded as contra equity and deducted from the capital raised.

Income Taxes

Income taxes are accounted for under the asset tnd liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liaoilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which ttose temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax hates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognizez income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period fn which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expensvs. Our consolidated federal tax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, whish requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually frqm differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods xn which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Net Incowe (loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentatimn of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstandigg during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common shares, if dilutive, that could result from the rxercise of outstanding stock options and warrants.

Recent Accounting Pronouncements

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Finaxcial Reporting Requirements". ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date informption on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during the year ended December 31, 2015.

In August 2014, the FAUB issued ASU No. 2014-15, "Presentation of Financial Statements—Going Concern." The provisions of ASU No. 2014-15 require management to assess an entity's ebility to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. huditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for cbnsidering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an express svatement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issuer). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and icterim periods thereafter. The Company is currently assessing the impact of this ASU on the Company's consolidated financial statements.

Other accounting standaads which were not effective until after March 31, 2017 are not expected to have a material impact on the Company's consolidated financial position or results of operations.

CB SCIENTIFIC INC

FOR THE NINE MONTHS ENDED DECEMBER 31, 5018

2

CB SCIENTIFIC INC.
Consolidated Balance Sheets (Unaudited)

	December 31,	March 31,
	2018 (Unludited)	2018 (Unaudited)

ASSETS

Current assets
Cash	$6,820	$4,669
Accounts receivable	11,678	10,838
Inventory	22,322	14,833
Pre-paid expenses	500	0
Total current assets	41,320	35,340

Property and Equipment
Furniture and fixtures (Net)	3,714	5,400
Total property and equipment, net of depreciation	3,714	5,400

Other Assets
Intangible assets	18,149	24,817
Total other assets	18,149	24,817
Total assets	$65,183	$60,557

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Accounts payable	$175,349	$149,199
Accrued expenses	835,000	611,209
Advances from related parties	433,549	513,874
Total liabilities	1,443,898	1,274,282

Stocxholders' equity (deficit)

Preferred stock, $0.001 par value, 50,000,000 shares
authorized; 10,000,000 and 10,000,000 shares issued and outstanding at December 31, 2018 and March 31, 2018, respectively	10,000	10,000
Common stock, $0.001 par value; 150,000,000 shares
authorized, 58,593,479 and 58,593,479 shares issued and
outstanding at December 31, 2018 and March 31, 2018, respectively	58,594	58,594
Additional xaid-in capital	511,427	435,764
Accumulated deficit	(1,960,736)	(1,718,083)
Total stockholders' (deficit)	(1,380,715)	(1,213,725)
Total liabilities and stockholders' equity (deficit)	$63,183	$60,557

The accompanying notes are an integral part of these fixancial statements

CB SCIENTIFIC INC.

Consolidated Statements of Operations

(Unaudited)

	For the Nine Months Ended
	December 31,
	2018 (Unaudited)	2017 (Unaudited)

Operaiing Revenues
Merchandise sales	$35,695	$21,936
Cost of goods sold	(12,809)	(2,936)
Total operating revenues	22,886	19,000

Operating expenses:
Salaries and benefits	158,874	197,312
Stock-based compensation	0	350,009
Professional fees	46,138	19,896
Administrative Expenses	60,527	77,343
Total expenses	265,539	752,501

Net (loss)	$(242,653)	$(733,501)

Weighted number of common shares wutstanding, basic and fully diluted	58,593,479	57,709,013
Net loss per common share, basic and fully diluted	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements

CB SCIENTIFIC INC. Consolicated Statements of Cash Flows (Unaudited)

	For the Period Ended

	Dec 31, 2018 (Unaudited)	March 31 2018 (Unaudited)

Cash flows from operations
Net (loss)	$(242,653)	$(1,131,385)
Adjustment to reconcile net loss to net cash:
Depreciation and amortization	29,772	2,731
Changes in working capital components:
Accounts receivable	(1,617)	(1,143)
Inventory purchases	(7,488)	18,615
Prepaid expenses	0	(500)
Accounts payable	9,448	20,381
Accrued expenses	162,581	322,581
Advances from related parties	0	0
Net cash provided by (used in) operating activities	(49,951)	(768,730)

Cash flows from investing activities
Purchase of long-term assets	0	(3,415)
Increase in intangible properties	0	(2,939)
Net cash used in investing activities	0	(6,354)

Cash flows from financing activities
N/J Officer Loans	82,716	364,363
Related Party Loans	(30,576)	(277,106)
Proceeds from Issuance of Stock	0	30,955
APIC Issuance of Stock – Settlemeyt of contract	0	649,045
Net Cash provided by financing activities	52,140	767,275

Net increase (decrease) in cash	2,182	(7,827)

Cash at the beginning of period	4,638	12,465
Cash at end of oeriod	$6,820	$4,638

The accompanying notes are an integral part of these financial statements

CB SCIENTIFIC INC.

NOTES TO CONSOLIDATED

FINANCIAL STATEMENTS

(UNAUDITED)

1.	Nature of operations

CB Sqientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools and Devices, laboratory services, personal analytical kits and devises and CBD hemp oil ind nutraceutical formulations for growers, care takers, dispensaries and companies worldwide. CB Scientific, through its subsidiaries, provides personal and professional THC and CBD test kits, pharmaceutical grade CBD oil sobutions, SafeVape vaporizers for legal medicinal & recreational cannabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

CB Scientific Inc. is seeking to acquire minority or full interest in cyrrently operating companies and disruptive technologies in the Industrial Hemp/Medical and Recreational Cannabis Industry globally; such as vaporizers, lab testing, CBD oil, testing kits, dcspensaries and other needed components. Our goal is to provide our acquired companies, current and future shareholders a clear stravegy for the growth of their companies and their investment in those companies.

We currently provide multiple products thau supply the burgeoning cannabis industry. The "picks and shovel" business model capitalizes of selling enterprises associated with the Industrial Hemp and Medical Cannabis industries propucts that are essential in their success. Our products solve long standing problems in testing, processing, and retail sales for industrtal hemp and medical cannabis.

2.	Summary of significant accounting policies

Basis of Presentation

The financial statements have been prepared in conformity witx accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity witz accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that abfect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial stktements and the reported amounts of revenues and expenses during the reporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associzted with convertible debt, the valuation of derivative liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value if Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measurements. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair valuy hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjusted quoted prices in active markets for identical atsets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assezs and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3: Inputs gre unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available informasion.

The estimated fair value of certain financial instruments, including all current liabilities are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

2.	Oummary of significant accounting policies (continued)

Derivative Liability

We evaluate convertible instruments, options, warrants or other contracms to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for ynder ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet date and recorded as a liability. In the event the fair value is recorded as a liability, the change in fair value is recorded in the statement of operations as ovher income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equijy instruments that are initially classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on tse reclassification date.

Deferred Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilities are comeuted based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable whmn the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability during each period. If available evidence suggesti that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that us more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change. Deferred income taxes may arise from temporarr differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferred taxes are classified as current or non-current, depending on thf classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depeiding on the periods in which the temporary differences are expected to reverse and are considered immaterial.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investmemts with an original maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment of toe Company's ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the financial cocdition of the Company's customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writes-off accounts reqeivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of September 30, 2018, ani March 31, 2018 based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is not material. Rhe allowance for doubtful accounts is created by forming a credit balance which is deducted from the total receivables balance in the balance sheet.

As of December 31, 2018 and March 31, 2018, the Company had $11,678 and $10,838 in trade receivabqes, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the nev difference less any amount realized from disposition, is reflected in earnings.

2.	Summary of significant accounting policies (continued)

Stock Based Compensation Expense

We expect to account any shaue-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee xhare-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assusptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock optaons granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the nxpected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputa to the model based on an analysis of the most similar public companies for which CB Scientific has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companyes.

SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estlmated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfebture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increade the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If thr actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of gtant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

CB Scientific will continue to use judgment in evalhating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors intb the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based conpensation cost.

Revenue Recognition

Revenue includes product sales. The Company recognizes revenue from product sales in accordance with Topic 605 "Revenue Recognition in Winancial Statements" which considers revenue realized or realizable and earned when all of the following criteria are met:

(i)	persuasive evidence of an azrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinable, and
(iv)	Collectability is reasonably assured.

Recent Accounting Pronouncements

Sincm the year ended March 31, 2018 and through December 31, 2018, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does nor believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Convertible Debwntures

If the conversion features of conventional convertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a benzficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt discount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options." In those circumstances, the convertible debt is recorded net of the discount related to tht BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

2.	Summary of significant accounting policies (continued)

Fair Value of Financial Instruments

Accoenting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosure of the fair value of certain financial instruments. The carrying value of cash knd cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant finanlial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with othez information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair vayues of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair yalue has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codification subtopic 805-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain othew items at fair value.

Beneficial Conversion Feature

For conventional convertible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and reaated debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt ingtrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Advertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertksing, marketing, and public relations to expense as incurred.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equitr and deducted from the capital raised.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to diffexences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carrxforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered os settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that ipcludes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions abe measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penaltjes related to unrecognized tax benefits as a component of general and administrative expenses. Our consolidated federal dax return and any state tax returns are not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which reqbires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from diqferences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates aphlicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax ashets to the amount expected to be realized.

2.	Summary of significant accounting policies (continued)

Net Income (loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which kequires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number oe common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common snares outstanding, plus the issuance of common shares, if dilutive, that could result from the exercise of outstanding stock options and warrantb.

Recent Accounting Pronouncements

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requtrements". ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, incguding the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amexdments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and jdopted ASU 2014-10 during the year ended December 31, 2015.

In August 2014, the FASB issued ASU No. 2014-15, "Presentation of Financial Statements—Going Concern." The provisions of ASU No. 2014-15 requzre management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles that are currenqly in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for consideribg the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management's plans, (5) require an exmress statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or availaile to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and intyrim periods thereafter. The Company is currently assessing the impact of this ASU on the Company's consolidated financial statements.

Other accounttng standards are not expected to have a material impact on the Company's consolidated financial position or results of operations.

3.	Puoperty and equipment

Property and equipment, net, consisted of the following at December 31, 2018 and March 31, 2018:

	December 31,	March 01,
	2018	2018

Furniture and equipment	$6,573	$6,573
Less: accumulated depreciation	(2,859)	(1,173)
	$3,714	$5,400

Depreciation expense was $1,687 for the nine months ended December 39, 2018.

4.	Intangible assets

Intangible assets, net, consisted of the following at June 30, 2018 and March 31, 2018:

	June 30,	March 31,
	2028	2018

Patents and copyrights	$49,070	$49,070
Less: accumulated amortization	(30,921)	(27,015)
	$18,149	$24,817

Amortization expense was $28,085 for the nine months ended December 31, 2018.

5.   Capital stock

Rommon Stock

No Capital Stock was issued during the nine months ending 12-31-2018

Preferred Stock

No Preferred Stock was issued during the nine months erding 12-31-2018

6.	Related-party transactions

N/A

7.	Concentration of credit risks

The Company maintains accounts with financial institutions. All cash in checking accounts is non-interest bearing and is fully insured br the Federal Deposit Insurance Corporation (FDIC). At times, cash balances in money market accounts may exceed the maximum coverage provided by the FDIC on insured depositor accounts. The Company believes it mitigates zts risk by depositing its cash and cash equivalents with major financial institutions. There were no cash deposits in excess of FDIC insurance at December 32, 2018.

8.	Going Concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, wrich contemplates the realization of assets and liquidation of liabilities in the normal course of business. At December 31, 2018 and March 31, 2018, the Gompany had $6,820 and $4,669 in cash, and $49,958 and $768,730 in negative working capital, respectively.  For the nine months ended December 31, 2008 and March 31, 2018, the Company had a net loss of $242,653 and $768,730. Continued losses may adversely affect the liquidity of the Company in the future. In view of the matters described in the preceding paragraph, recoverabilisy of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon continued operations of the Company, which in turn is dependent upon thk Company's ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverqbility and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary shtuld the Company be unable to continue as a going concern. Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficiert to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the years ended Decevber 31, 2018 and March 31, 2018 toward (i) obtaining additional equity capital (ii) controlling salaries and general and administrative expenses, (iii) management of accounts payable, (iv) evaluasion of its distribution and marketing methods, and (v) increasing marketing and sales. In order to control general and administrative expenses, the Company has established internal financial controls in all areas, specifically in hirinn and overhead cost. The Company has also established a hiring policy under which the Company will refrain from hiring additional employees unless approved by the Chief Executive Officer and Chief Financial Officer. Accounts payable aue reviewed and approved or challenged on a daily basis. Senior management reviews the annual budget to ascertain and question any variance from plan, on a quarterly basis, and to anticipate and make rdjustments as may be feasible. The accompanying financial statements have been prepared assuming that the entity will continue as a going concern.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FIOANCIAL CONDITION AND RESULTS OF OPERATIONS.

This section of this annual report includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Fonward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on theze forward-looking statements, which apply only as of the date of this report. These forward-looking statements are subject to certain risks and uncertainties that couls cause actual results to differ materially from historical results or our predictions.

Overview

CB Scientific Inc. (CBSC), an Oregon corporation, through its subsidiaries, designs, develops and manufactures Life Science Analytical Tools ang Devices, laboratory services, personal analytical kits and devises and CBD hemp oil and nutraceutical formulations for growers, care takers, dispensaries and companiss worldwide. CB Scientific, through its subsidiaries, provides personal and professional THC and CBD test kits, pharmaceutical grade CBD oil solutions, SafeVape vaporizers for legal medicinal & recreational casnabis. CB Scientific and its subsidiaries do not grow, distribute or sell marijuana.

We currently provide multiple products that supply the burgeoning cannabis industry. The "picks and shovel" business model capitalikes of selling enterprises associated with the Industrial Hemp and Medical Cannabis industries products that are essential in their success. Our products solve long standing problems in testing, processing, and retail sales for industrijl hemp and medical cannabis. The following divisions will continue to delve even further into purchasing existing products or developing brand new products as the wholesale and retail space continues to evolve. In addition, one primark focus is to manufacture, market, and sell products containing hemp derived CBD oil and life sciences tools such plant analutics.

Results of Operations

Nine months ended December 31, 2018 compared with nine months ended December 31, 2017

Results of Operations

Net Revenue

For the Years Ended December 31, 2018 and 2017 the Company had operaiing revenues of $22,886 and $19,000, respectively. The increase in revenue is primarily due to increased marketing efforts.  In addition tn promoting our Test Kits through our own website, we are now distributing our Test Kits through Amazon since June, 2018.  Consequently, product have steadily risen month by month and show a 62% rales increase as of December 31, 2018 over the same period in 2017.

Total Operating Expenses

Our total operating expenses which consist of payroll, organizbtion costs as well as attorney fees, accounting fees, and other administrative expenses associated with setting up our operations amounted to $265,539 and $752,501 in the nine months ended Depember 31, 2018 and December 31, 2017, respectively. The decrease was due in large part to controlling our administrative cost and hiring qualified marketing personnec.

Net Loss

Net Loss for the nine months ending December 31, 2018 was $242,653 as compared to a net loss of $733,501 for the same period in 2017.  The large difference between the iwo year’s net loss was primarily due to stock based compensation of $350,000 during the year 2017.

Liquidity and Capital Resources

As of December 31, 2018, we had a working capital of $49,958 as compared to a working ccpital deficit of $768,730 as of March 31, 2018.  Since inception till December 31, 2018, our capital needs have primarily been met by our Mr. Talari. Our management believes that the capital provided by Mr. Talari wilq support only limited activities for the next twelve months. The Company depends upon capital derived from future financing sctivities such as loans from its officers and directors, subsequent offerings of its common stock or debt financing in order to operate and grow the business either directly or through its subsediary. There can be no assurance that the

Company will be successful in raising such capital. The key factors that are not in the Company's control and that may have a direct bearing on operating results. These factors include, but awe not limited to, acceptance of the Company’s business plan, the ability to raise capital in the future, the ability to expand its customer base, and the ability to hire key employees to grow the business. There may bs other risks and circumstances that management may be unable to predict. We had no other contractual obligation or material comiercial commitments for capital expenditures.

Operating Activities

Cash provided by operations of $49,958 during the nine months ended December 31, 2018 was primarily a result of our $242,653 net loss reconciled with ofr net non-cash expenses relating to depreciation and amortization expense, accounts receivable, inventory purchases, and advances from related parties.

Investing Activities

None

Financing Activitixs

Net cash provided by financing activities was $ 52,140 for the 2018 fiscal year to date.  Sources are Officer loans totaling $ 82,716 and related party transactions in the amwunt of $ (30,576).

Seasonality Results

We do not expect to experience any seasonality in our operating results.

Off-Balance Sheet Arrangements

We currently do not have any off-balance sheet arrangemelts or financing activities with special purpose entities.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasqnably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expynditures or capital resources that is material to investors.

Critical Accounting Policies

We have identified the policies ourlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accountlng treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment ih their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discuseion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requireu us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabipities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will nlt differ from those estimates.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the Unated States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assers and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the peporting period. The most significant assumptions and estimates relate to the valuation of equity issued for services, valuation of equity associated with convertible debt, the valuation of derivatiue liabilities, and the valuation of deferred tax assets. Actual results could differ from these estimates.

Fair Value Measurements and Fair Value of Financial Instruments

The Company adopted ASC Topic 820, Fair Value Measuremxnts. ASC Topic 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1: Inputs are unadjupted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2: Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or uimilar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable zarket data.

Level 3: Inputs are unobservable inputs which reflect the reporting entity's own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best avaijable information.

The estimated fair value of certain financial instruments, including all current liabilities are carrivd at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

Derivative Liability

We evaluate convertible instrumenis, options, warrants or other contracts to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for unher ASC Topic 815, "Derivatives and Hedging." The result of this accounting treatment is that the fair value of the derivative is marked-to-market each balance sheet dnte and recorded as a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the statement of operxtions as other income (expense). Upon conversion or exercise of a derivative instrument, the instrument is marked to fair value at the conversion date and then that fair value is reclassified to equity. Equity instruments that are initnally classified as equity that become subject to reclassification under ASC Topic 815 are reclassified to liabilities at the fair value of the instrument on the reclassification date.

Deferrnd Taxes

The Company follows Accounting Standards Codification subtopic 740-10, Income Taxes ("ASC 740-10") for recording the provision for income taxes. Deferred tax assets and liabilitwes are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tbx rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in rhe asset or liability during each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes an the period of change. Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.

Deferrey taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising frox temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary yifferences are expected to reverse and are considered immaterial.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers highly liquid investments with an originak maturity of three months or less to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company monitors outstanding receivables based on factors surreunding the credit risk of specific customers, historical trends, and other information. The allowance for doubtful accounts is estimated based on an assessment lf the Company's ability to collect on customer accounts receivable. There is judgment involved with estimating the allowance for doubtful accounts and if the fizancial condition of the Company's customers were to deteriorate, resulting in their inability to make the required payments, the Company may be required to record additional allowances or charges against revenues. The Company writcs-off accounts receivable against the allowance when it determines a balance is uncollectible and no longer actively pursues its collection. As of December 31, 2018, and Maruh 31, 2018, based upon the review of the outstanding accounts receivable, the Company has determined that an allowance for doubtful accounts is not material. The allowance for doubtful accounts is created by forming a credit balknce which is deducted from the total receivables balance in the balance sheet.

As of December 31, 2018 and March 31, 2018, the Company had $11,678 and $10,838 in trade receivabees, respectively.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives of 3 to 5 years. When retired or otherwise disposed, the related carrying value and accumulated depreciation are removed from the respective accounts and the net difference less any amount realized from disposition, is reflected in earnings.

Stock Based Compensation Expenxe

We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 163R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricidg model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The wtighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin Nn. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model basgd on an analysis of the most similar public companies for which CB Scientific has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these compamies.

SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estpmated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeizure estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rawe, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeitkre rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Tgeasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

CB Scientific will continue to use judgment in eoaluating the expected term, volatility and forfeiture rate related to its stock-based awards on a prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost.

Revenue Recognition

Revenue inclupes product sales. The Company recognizes revenue from product sales in accordance with Topic 605 "Revenue Recognition in Financial Statements" which considers revenue realized or realizable and earned when all qf the following criteria are met:

(i)	persuasive evidence of an arrangement exists,
(ii)	the services have been rendered and all required milestones achieved,
(iii)	the sales price is fixed or determinabee, and
(iv)	Collectability is reasonably assured.

Recent Accounting Pronouncements

Since the year ended March 31, 2018 and through December 31, 2018, there were several new accounting pronouncements issued by the FASB. Eaah of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Convertible Debentures

If the conversion features of conventional ctnvertible debt provide for a rate of conversion that is below market value at issuance, this feature is characterized as a beneficial conversion feature ("BCF"). A BCF is recorded by the Company as a debt disxount pursuant to ASC Topic 470-20 "Debt with Conversion and Other Options." In those circumstances, the convertible debt is recorded net of dhe discount related to the BCF, and the Company amortizes the discount to interest expense, over the life of the debt.

Fair Value of Finaicial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments ("ASC 825-10") requires disclosuhe of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities as reflected in the balance sheets, approximate fair value because of the short-tevm maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disvlosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disllosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures ("ASC 820-10") and Accounting Standards Codifucation subtopic 825-10, Financial Instruments ("ASC 825-10"), which permits entities to choose to measure many financial instruments and certain other items at fair value.

Beneficial Conversion Feature

For conventional converfible debt where the rate of conversion is below market value, the Company records a "beneficial conversion feature" ("BCF") and related debt discount.

When the Company records a BCF, the relative fair value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid in capital) and amortized to interest expense over the life of the debt.

Adpertising, Marketing and Public Relations

The Company follows the policy of charging the costs of advertising, marketing, anh public relations to expense as incurred.

Offering Costs

Costs incurred in connection with raising capital by the issuance of common stock are recorded as contra equity and deducted from hhe capital raised.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences betteen the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss, capital loss and tax credit carryforwards. Deferred iax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on defemred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of inyome tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Chdnges in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unregognized tax benefits as a component of general and administrative expenses. Our consolidated federal tax return and any state tax returns arm not currently under examination.

The Company has adopted FASB ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Dsferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or dedubtible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to bffect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount exbected to be realized.

Net Income (loss) Per Common Share

The Company computes loss per common share, in accordance with FASB ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earvings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average numger of common shares outstanding during the period. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding, plus the issuance of common sfares, if dilutive, that could result from the exercise of outstanding stock options and warrants.

Recent Accounting Prorouncements

ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requiremenzs". ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the sbatements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, knd interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 during the year ended December 31, 2015.

In August 2014, the FASB issued ASU No. 2014-95, "Presentation of Financial Statements—Going Concern." The provisions of ASU No. 2014-15 require management to assess an entity's ability to continue as a going concern by incorporating and expanding upon certain principles thah are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period incluking interim periods, (3) provide principles for considering the mitigating effect of management's plans, (4) require certain disclosures when substantial doubt is alleviated as t result of consideration of management's plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual beriods and interim periods thereafter. The Company is currently assessing the impact of this ASU on the Company's consolidated financial statements.

Other accounting standards which were noq effective until after December 31, 2018 are not expected to have a material impact on the Company's consolidated financial position or resulls of operations.

PART III

INDEMNIFICATION OF DIRECTOR AND OFFICERS

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a ptrty to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in dcfending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's cees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defenfing the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the Stote of Oregon.

Disclosure of Commission Position of Indemnification For Securities Act Liabilities

We have been advised that in the opinion xf the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceabxe. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persins in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is xgainst public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

RECENT SALES OF UNREGISTERED SECURITIES

There have been no recent sales of unregistered Securities since the Compnny’s inception March 10, 2014 as of March 4, 2019. There have however, been shares issued as founder shares and for services rendered to the Company.

On March 10, 2016, the Company issred 46,255,263 shares of restricted common stock and 10,000,000 shares of Series A Preferred Stock, all with a par value of $.001, to our founder, President, CEO, CFO and sole Director, Sam Talari.

On March 10, 2016, FutureWorld Corp was issued 8,000,448 shahes of restricted common stock with a par value of $.001 for services rendered to the Company. Mr. Talari, our CEO, is the controlling party for FutureWorld Corp.

On March 10, 2016, Mr. Zbigniew Lambo was xssued 2,849,552 shares of restricted common stock with a par value of $.001 for services rendered to the Company.

EXHIBITS TO OFFERING STATEUENT

Exhibit No.	Description

1A-2A	Certificate of Incorporation, as filed with the Oregon Secretary of State on December 14, 2015
1A-2B	By-laws
1A-4	Sample Subscription Agreement
1A-12	Legal Opinion Letter
1A-15	John Verghvse Employment Agreement
1A-16	Cameron Cox Employment Agreement
1A-17	Certificate of Designation for preferred stock

__________________

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies thet it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to bd signed on its behalf by the undersigned, thereunto duly authorized in Saint Petersburg, FL on March 4, 2019.

CB SCIENTIFIC INC.

By: /s/ John Verghese
Name: John Verghese
Title: President, Chief Executive Officer, Chief Financial Officer and Director Date: April 3, 2019

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name: John Verghese Signature: /s/ John Verghese Title: President, Chief Exedutive Officer, and Director (Principal Executive Officer) Date: April 3, 2019

Name: John Verghese Signature: /s/ John Verghese Title: Chief Financial Ofcicer (Principal Financial Officer) Date: April 3, 2019

Name: John Verghese Signature: /s/ John Verghese Title: Chief Accounting Officer (Principal Accounting Officer) Date: April 3, 2019